EXHIBIT 2.1
                                                                     -----------

                                                                  EXECUTION COPY







                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             NEXTWAVE WIRELESS INC.,

                              GO ACQUISITION CORP.,

                                GO NETWORKS, INC.

                                       AND

                                NECHEMIA J. PERES

                        as the Stockholder Representative

















                          Dated as of December 31, 2006



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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I      DEFINITIONS.....................................................1

      1.1   Certain Definitions................................................1

ARTICLE II     THE MERGER.....................................................14

      2.1   The Merger........................................................14

      2.2   Closing...........................................................14

      2.3   Effective Time....................................................14

      2.4   Effects of the Merger.............................................14

      2.5   Certificate of Incorporation and By-laws..........................15

      2.6   Directors.........................................................15

      2.7   Officers..........................................................15

ARTICLE III    EFFECT OF THE MERGER ON THE SECURITIES OF THE
               COMPANY AND MERGER SUB.........................................15

      3.1   Effect on Capital Stock...........................................15

      3.2   Payment of Merger Consideration...................................17

      3.3   Aggregate Consideration Spreadsheet...............................20

      3.4   Stockholder Representative Reserve................................20

      3.5   Appraisal Rights..................................................21

ARTICLE IV     TERMINATION, AMENDMENT AND WAIVER..............................22

      4.1   Termination of Agreement..........................................22

      4.2   Effect of Termination.............................................22

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................23

      5.1   Organization and Good Standing....................................23

      5.2   Authorization of Agreement........................................23

      5.3   Conflicts; Consents of Third Parties..............................24

      5.4   Capitalization....................................................25

      5.5   Subsidiaries......................................................26

      5.6   Corporate Records.................................................26

      5.7   Financial Statements..............................................27

      5.8   No Undisclosed Liabilities........................................27



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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

      5.9   Absence of Certain Developments...................................28

      5.10  Taxes.............................................................29

      5.11  Property and Assets...............................................33

      5.12  Technology and Intellectual Property..............................34

      5.13  Insurance.........................................................38

      5.14  Material Contracts and Obligations................................39

      5.15  Compliance........................................................39

      5.16  Employee Benefits.................................................39

      5.17  Labor and Employment Matters......................................42

      5.18  Litigation........................................................43

      5.19  Grants, Incentives and Subsidies..................................43

      5.20  Related Party Transactions........................................44

      5.21  Banks.............................................................44

      5.22  State Takeover Statutes...........................................44

      5.23  Financial Advisors................................................44

      5.24  Loan Obligation...................................................45

      5.25  Note Obligation...................................................45

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF PARENT AND
               MERGER SUB.....................................................45

      6.1   Organization and Good Standing....................................45

      6.2   Authorization of Agreement........................................45

      6.3   Conflicts; Consents of Third Parties..............................46

      6.4   Compliance with Laws..............................................46

      6.5   Charter Documents; Capitalization.................................46

      6.6   Merger Sub........................................................47

      6.7   Financial Statements..............................................47

      6.8   Litigation........................................................48

      6.9   Financial Advisors................................................48

      6.10  Financing.........................................................48

      6.11  Disclosure........................................................48



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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

ARTICLE VII    [INTENTIONALLY OMITTED.].......................................48

ARTICLE VIII   COVENANTS......................................................48

      8.1   Access to Information.............................................48

      8.2   Conduct of the Business Pending the Closing.......................49

      8.3   Notice of Changes.................................................52

      8.4   Reasonable Best Efforts; Regulatory Approvals.....................52

      8.5   Transaction Related Litigation....................................53

      8.6   No Solicitation by the Company; Etc...............................53

      8.7   Indemnification; Insurance........................................54

      8.8   Confidentiality...................................................54

      8.9   Publicity.........................................................54

      8.10  Transaction Expenses..............................................55

      8.11  Employee Matters..................................................55

      8.12  Employee Agreements...............................................55

      8.13  Options and Warrants..............................................56

      8.14  Assumption of Certain Payment Obligations.........................56

      8.15  Private Placement and S-3 Registration............................56

      8.16  Funding of Operations.............................................58

      8.17  Board of Director.................................................58

      8.18  Anti-Money Laundering Information.................................58

      8.19  Bridge Loan.......................................................58

      8.20  Stockholder Consents..............................................58

ARTICLE IX     CONDITIONS TO CLOSING..........................................59

      9.1   Conditions Precedent to Obligations of Parent and
            Merger Sub........................................................59

      9.2   Conditions Precedent to Obligations of the Company................61

ARTICLE X      INDEMNIFICATION................................................62

      10.1  Survival of Representations and Warranties........................62

      10.2  Indemnification...................................................62

      10.3  Escrow Arrangements...............................................63


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

      10.4  Exclusive Remedy..................................................67

      10.5  Tax Losses........................................................68

      10.6  Tax Treatment of Indemnity Payments...............................68

ARTICLE XI     MISCELLANEOUS..................................................68

      11.1  Stockholder Representative........................................68

      11.2  Specific Performance..............................................71
      11.3  Submission to Jurisdiction; Consent to Service of
            Process...........................................................72

      11.4  Governing Law.....................................................72

      11.5  Entire Agreement; No Third-Party Beneficiaries....................72

      11.6  Amendment and Waivers.............................................72

      11.7  Notices...........................................................73

      11.8  Severability......................................................74

      11.9  Assignment........................................................74

      11.10 Counterparts......................................................74






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EXHIBITS
--------

Exhibit A - Form of Escrow Agreement

Exhibit B - Form of Amended and Restated Certificate of Incorporation

Exhibit C - Form of Release Agreement

Exhibit D - Form of Non-Competition Agreement

Exhibit E - Form of Go Networks, Inc. Stock Bonus Plan

Exhibit F - Letter of Transmittal

Exhibit G - Form of Opinion

Exhibit H - Bridge Note















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                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER, dated as of December 31, 2006 (this "AGREEMENT"), by and among NextWave Wireless Inc., a Delaware corporation ("PARENT"), Go Acquisition Corp., a corporation existing under the laws of Delaware and a wholly-owned subsidiary of Parent ("MERGER SUB"), Go Networks, Inc., a Delaware corporation (the "COMPANY") and Nechemia J. Peres as the Stockholder Representative.

            WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "MERGER"), with the Company being the surviving entity in the Merger, upon the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, the Board of Directors of the Company has recommended the adoption of this Agreement to the stockholders of the Company and the stockholders of the Company have adopted this Agreement; and

            WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

            1.1   Certain Definitions.

            (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

            "ADDITIONAL MILESTONE 1 SHARES" means that number of validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the product of the Exchange Ratio and the pro ratio factor that results from dividing the actual number of Product Units for which Customer Acceptance has been achieved in excess of 1,000 by 2,000; provided, however, that in no event will such number be greater than the Exchange Ratio.

            "ADDITIONAL MILESTONE 2 SHARES" means if (a) the Company achieves clause (i) in the definition of Milestone 1, (b) but did not achieve Customer Acceptance of at least 1,000 Product Units on the 12 month anniversary of the Closing Date, and (c) the Company does achieve Milestone 2, that number of

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validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio, after reduction for any Milestone 1 Shares previously issued (i.e., the numerator of the Milestone Consideration used to calculate the Exchange Ratio for the payment of the Additional Milestone 2 Shares shall be reduced by an amount equal to the aggregate value of the Milestone 1 Shares previously issued, based on the Average Closing Price at the time of achievement of Milestone 1).

            "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

            "AFFILIATED GROUP" means any affiliated group within the meaning of
Section 1504 of the Code or any comparable or analogous group under state, local or foreign Law.

            "AGGREGATE CONSIDERATION SPREADSHEET" means a spreadsheet, to be prepared by the Company and the Stockholder Representative, calculating and allocating to each holder of any Company Stock, Company Stock Option or Company Warrant, the Cash Consideration or Warrant Consideration, as applicable, and setting forth the Transaction Expenses and the Note Obligation and the payees thereof, all in reasonable detail and in a form reasonably satisfactory to Parent and Merger Sub, a preliminary draft of which will be delivered to Parent and Merger Sub by the Company and the Stockholder Representative on the date hereof, which preliminary draft shall be updated as provided in Section 3.3.

            "AVERAGE CLOSING PRICE" means an amount equal to the average per share closing price of Parent Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices) (i) on any national securities exchange on which Parent Common Stock is listed (as reported by Bloomberg, or, if not reported thereby, any other authoritative source), or
(ii) if Parent Common Stock is not listed on a national securities exchange, quoted in the Over-The-Counter Market Summary, in either case for the 20 trading days ending with the second trading day immediately preceding the relevant determination date. In the absence of such a listing or quotation, the Average Closing Price shall be determined in good faith by Parent and Stockholder Representative. If no such agreement can be reached after ten (10) days between Parent and Stockholder Representative, either Parent or the Stockholder Representative may demand arbitration and such arbitration shall be conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, Parent and the Stockholder Representative shall each select one


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arbitrator. The two arbitrators so selected shall select a third arbitrator. If one party but not the other fails to select an arbitrator during this fifteen
(15)-day period, then the parties agree that the arbitration will be conducted by the one arbitrator selected by the party which has made such a selection. Any such arbitration shall be held in San Diego, California, under the rules and procedures then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid including the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, shall be final, binding, and conclusive upon the parties to this Agreement.

            "BUSINESS DAY" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

            "CAUSE" shall mean with respect to an employee or director of the Company or the Surviving Corporation: (i) an unauthorized use or disclosure by such employee or director of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) a material breach by such employee or director of any agreement between the employee or director and the Company; (iii) a material failure by such employee or director to comply with the Company's written policies or rules; (iv) such employee's or director's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof or any foreign jurisdiction in which the Company conducts business which if occurring in the United States would constitute a felony under its laws or the laws of any state thereof; (v) such employee's gross negligence or willful misconduct; or (vi) a continued failure by such employee to perform assigned duties after receiving written notification of such failure from the Company's Board of Directors.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COMPANY STOCK OPTION" means each option to purchase shares of Common Stock or other right to receive shares of Common Stock under the Go Networks, Inc. 2003 Stock Plan which is outstanding immediately prior to the Effective Time.

            "COMPANY STOCKHOLDERS" means the holders of any shares of Common Stock issued and outstanding immediately prior to the Effective Time, after giving effect to the Preferred Stock Conversion and any option or warrant exercises at the Effective Time including Cashless Exercises.

            "COMPANY WARRANT" means each warrant to purchase shares of capital stock of the Company (including, without limitation, shares of the Company's Preferred Stock) which is outstanding immediately prior to the Effective Time.



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            "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other legally binding arrangement or agreement, whether written or oral.

            "COST" means the actual cost incurred by the Company to produce a Product Unit plus a reasonable allocation as approved by the Board of Directors of the Surviving Corporation to reserve for expected product warranty and return costs.

             "CUSTOMER ACCEPTANCE" means the acceptance by a customer of a Product Unit which has been sold at or in excess of Cost, as evidenced by the earlier of (i) receipt by the Company or Parent of an acceptance letter, (ii) collection by the Company or Parent of partial payment toward the Product Unit,
(iii) the time such Product Unit is placed into operation by the customer, or
(iv) the ability of the Company or Parent, as the case may be, to recognize revenue related to such Product Unit under GAAP; provided, however, that the Board of Directors of the Surviving Corporation may eliminate the Cost requirement and decide to sell Product Units below Cost, provided, further, that during the 17th and 18th months after the Closing Date, solely for customers that have previously accepted Product Units in accordance with this definition, Customer Acceptance shall occur when the customer takes delivery of the Product Unit.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ESCROW AGREEMENT" means that certain Escrow Agreement to be entered into on the Closing Date by and among Parent, the Stockholder Representative and the Escrow Agent (as therein defined), substantially in the form of Exhibit A hereto.

            "ESCROW AMOUNT" means $1,700,000, plus any interest that accrues on such amount while it is held in the Escrow Fund.

            "EXCHANGE RATIO" means the quotient obtained by dividing the Milestone Consideration by the Average Closing Price at the time of achievement of Milestone 1 and rounded to the nearest 1/10,000 (with 0.00005 and higher rounded up), provided, that if Milestone 1 is not achieved prior to the achievement of Milestone 2, the Exchange Ratio shall mean the quotient obtained by dividing the Milestone Consideration by the Average Closing Price at the time of the achievement of Milestone 2.

            "FAIR MARKET VALUE" means the closing price of a share of Parent Common Stock on the last trading day immediately prior to the date on which Parent delivers the applicable Milestone Spreadsheet.

            "GAAP" means generally accepted accounting principles in the United States.

            "GOOD REASON" shall mean with respect to an employee of the Company or the Surviving Corporation, (i) the material adverse alteration of such employee's title or position from that held by such employee as of the Closing


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Date without such employee's written consent, (ii) the material reduction of such employee's total annual compensation as of the Closing without such employee's written consent, or (iii) without such employee's written consent, the relocation of such employee's primary place of employment to a location more than 35 miles away from the location of such primary place of employment as of the Closing Date.

            "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

            "INDEBTEDNESS" of any Person means, without duplication, (i) the principal of and premium (if any), prepayment penalties (if any) in respect of
(A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business);
(iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) of any Persons for the payment of which such Person is responsible or liable or for which any property or asset of such Person is secured by a Lien, under any legally binding obligation, including as obligor, guarantor, surety or otherwise.

            "INTELLECTUAL PROPERTY" means any rights available with respect to the Technology under patent, copyright, trade secret or trademark law or any other statutory provision or common law doctrine, and also domain names.

            "IRS" means the Internal Revenue Service.

            "KEY EMPLOYEES" means those individuals identified as key employees on Schedule 1.1.

            "KNOWLEDGE" means (i) with respect to the Parent, the actual knowledge of the individual(s) listed on Schedule 1.1 and such knowledge as would reasonably be expected to be known by such individuals in the ordinary and usual course of the performance of their professional responsibilities, and (ii) with respect to the Company, the actual knowledge of the Gideon Ben-Efraim, Yaron Fein, Barbara Velline, Oz Leave and Sigal Ben Eliyahu and such knowledge as would reasonably be expected to be known by such individual(s) in the ordinary and usual course of the performance of their professional responsibilities.



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            "LAW" means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

            "LEGAL PROCEEDING" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or proceedings by or before a Governmental Body.

            "LIABILITY" means any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise).

            "LIEN" shall mean any lien, mortgage, encumbrance, security interest, claim, lease, charge, or pledge that is not a Permitted Exception.

            "LOSSES" means any and all damages, losses, liabilities, Taxes and Tax Losses (including any Taxes incurred or resulting from receipt of a payment in respect of an indemnifiable Loss) obligations, costs and expenses, and any and all claims, demands or suits (by any Person, including without limitation any Governmental Body), including the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' and other advisors' fees, costs and expenses in connection therewith.

            "MATERIAL ADVERSE EFFECT" means, with respect to any party, any condition, change, situation or set of circumstances (any such item, an "EFFECT") that has had or would reasonably be expected to have a material adverse effect on (i) such party and its Subsidiaries, taken as a whole, or the business, assets, properties, liabilities, financial condition, operations, or results of operations of such party and its Subsidiaries, taken as a whole, or
(ii) the ability of such party to consummate the Merger and the other transactions contemplated by this Agreement or perform its material obligations under this Agreement or the Company Documents, if applicable; provided, however, that a Material Adverse Effect shall not include any condition, change, situation or set of circumstances or effect relating to (A) the economy in general in the United States or Israel, (B) United States, Israeli or global financial or securities markets or conditions or any act of terrorism, epidemic, natural disaster or war, (C) the telecommunications and wireless industries generally, (D) changes in applicable law or regulations, (E) any Effect resulting from compliance with the terms and conditions of this Agreement, or
(F) any Effect resulting from the announcement or pendency of the Merger, including loss of any customers, suppliers, partners or distributors.

            "MERGER   CONSIDERATION"   means  the  Common  Stock  Merger
Consideration, and Warrant Consideration.

            "MILESTONE" means Milestone 1 or Milestone 2, as applicable.



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            "MILESTONE 1" means the achievement of each of the following criteria: (i) the continuous employment from the Closing Date through the 12 month anniversary thereof by each of the Key Employees, other than a termination of any Key Employee without Cause or the termination by any Key Employee for Good Reason, and (ii) Customer Acceptance on or before the 12 month anniversary of the Closing Date of a minimum of 1,000 Product Units. Notwithstanding the foregoing, (A) in the event that clause (i) is not satisfied due to the termination of employment of no more than 4 Key Employees (excluding Oz Leave, Amir Adler, Ronen Akerman, Roy Kinamon and Yuval Mor) the Company will be deemed to have satisfied clause (i) if, in consultation with Parent, the Company replaces such Key Employee(s) with a new employee or employees, as applicable, of comparable skill and experience, and (B) in the event that the Company satisfies clause (i) but fails to satisfy clause (ii) above, the Company will be deemed to have achieved Milestone 1 if it nonetheless achieves Customer Acceptance of at least 500 Product Units; provided, that if the Company achieves Customer Acceptance of less than 1,000 Product Units but at least 500 Product Units, the number of Milestone 1 Shares payable pursuant to Section 3.2(g) shall equal the product of the Exchange Ratio and the pro ratio factor that results from dividing the actual number of Product Units for which Customer Acceptance has been achieved on or before the 12 month anniversary of the Closing Date by 1,000. For example, if the Company reaches Customer Acceptance of 750 Product Units by the 12 month anniversary of the Closing Date, then the number of Milestone 1 Shares payable pursuant to Section 3.2(g) shall be adjusted to 750/1,000 x the Exchange Ratio, such adjustment being referred to as the "MILESTONE 1 PRICE ADJUSTMENT".

            "MILESTONE 1 SHARES" means that number of validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio.

            "MILESTONE 2" means the achievement on or before the 18 month anniversary of the Closing Date of Customer Acceptance of a minimum of 3,000 cumulative Product Units. Notwithstanding the foregoing, in the event that the Company does not achieve Customer Acceptance of 3,000 cumulative Product Units, it will be deemed to have achieved Milestone 2 if it nonetheless achieves Customer Acceptance of at least 2,000 cumulative Product Units; provided, that if the Company achieves acceptance of less than 3,000 cumulative Product Units, the number of Milestone 2 Shares payable pursuant to Section 3.2(g) shall equal the product of the Exchange Ratio and the pro ratio factor that results from dividing (A) the number of Product Units for which Customer Acceptance has been achieved on or before the 18 month anniversary of the Closing Date less the actual number of Product Units factored in the calculation of the Milestone 1 Shares, and, if applicable, the Additional Milestone 1 Shares or Additional Milestone 2 Shares by (B) 2,000; provided, however, that in no event will such pro ratio factor be greater than one. For example, if the Company only achieves Customer Acceptance of 250 Product Units prior to the 12 month anniversary of the Closing Date, and thereafter reaches Customer Acceptance of 2,000 cumulative units by the 18 month anniversary of the Closing Date, then 1,000 Product Units shall be used for the calculation of Additional Milestone 2 Shares, and the Milestone 2 Shares payable pursuant to Section 3.2(g) shall be adjusted to


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1,000/2,000 x the Exchange Ratio per share, such adjustment being referred to as the "MILESTONE 2 PRICE ADJUSTMENT".

            "MILESTONE 2 SHARES" means that number of validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio; provided, however, that in the event Additional Milestone 1 Shares are paid under this Agreement, then the numerator of the Milestone Consideration used to calculate the Exchange Ratio for the payment of Milestone 2 Shares shall be reduced by an amount equal to the aggregate value of the Additional Milestone 1 Shares, based on the Average Closing Price at the time of achievement of Milestone 1, thereby decreasing such Exchange Ratio.

            "MILESTONE CONSIDERATION" means an amount equal to $12,847,057.95 divided by the Total Number of Shares.
            "ORDER" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

            "ORDINARY COURSE OF BUSINESS" means the ordinary and usual course of day-to-day operations of the business of the Company and the Company Subsidiaries through the date hereof consistent with past practice.

            "PARENT COMMON STOCK" means the common stock, par value $0.001 per share, of Parent.

            "PERMITS" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

            "PERMITTED EXCEPTIONS" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings provided that adequate reserves have been set aside on the books and records of the Company or the Company Subsidiaries in accordance with GAAP; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations and financial condition of the assets of the Company so encumbered; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated by the Company; (v) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements;
(vi) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by applicable Law; (vii) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and (viii) liens in favor of other financial


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institutions arising in connection with the Company's deposit accounts or securities accounts held at such institutions to secure customary fees, charges, and the like.

            "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

            "PRE-CLOSING TAX PERIOD" means any taxable year or period (or portion thereof) that ends on or before the Closing Date.

            "PREFERRED STOCK" means, collectively, the Series A Preferred Stock and the Series A-1 Preferred Stock.

            "PRO RATA PORTION" means, for any holder of Company Stock, the ratio of (i) the number of shares of Common Stock such holder owns immediately prior to the Effective Time (after giving effect to the Preferred Stock Conversion and any option exercises, including Cashless Exercises, at or prior to the Effective
Time), over (ii) the Total Number of Shares.

            "PRODUCT UNIT" means one MBW WLS Micro Cellular Wi-Fi Sector Base Station or one MBW WLP Pico Cellular Wi-Fi Base Station, each incorporating the Company's xRF(TM) smart antenna technology.

            "SOFTWARE" means any and all computer programs, whether in source code or object code form, together with all related documentation.

            "STOCK CONSIDERATION" means the Milestone 1 Shares together with the Milestone 2 Shares, and, if applicable, the Additional Milestone 1 Shares or the Additional Milestone 2 Shares. The Stock Consideration shall be deemed to include cash in lieu of such shares paid pursuant to Section 3.1(c)(ii)and(iii).

            "STOCKHOLDER REPRESENTATIVE RESERVE" means $100,000, intended to defray the costs and expenses incurred by the Stockholder Representative in connection with his obligations under this Agreement.

            "STRADDLE PERIOD" means any taxable year or period that includes, but does not end on, the Closing Date.

            "SUBSIDIARY" means any Person of which any other Person directly or indirectly owns voting securities, other voting rights or voting partnership interests which are sufficient to elect at least a majority of such first Person's board of directors or other governing body (or, if there are no such voting interests, the second Person directly or indirectly owns 50% or more of the equity interests of such first Person).

            "TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT")), other than Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and the Company Subsidiaries (including securities of Subsidiaries) equal to 20% or more of the Company's consolidated assets or to which 20% or more of the Company's revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of equity securities of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the Company Subsidiaries; in each case, other than the transactions contemplated by this Agreement.

            "TAX RETURN" means any return, report or statement required to be filed with respect to any Tax (including any schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company, any of the Company Subsidiaries, or any of their Affiliates.

            "TAXES" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, national insurance or health, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and other taxes of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502 6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

            "TAXING AUTHORITY" means the IRS and any other Governmental Body responsible for the administration of any Tax.

            "TECHNOLOGY" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, Software, programs, subroutines, tools, inventions, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and any other embodiments of the above, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated or embodied in or displayed by any of the foregoing or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

            "TOTAL NUMBER OF SHARES" means the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time (other than such shares of Common Stock held by the Company or any Company Subsidiary) after giving effect to the Preferred Stock Conversion and any option exercises, including Cashless Exercises, at or prior to the Effective Time.

            "TRANSACTION EXPENSES" means all the transaction costs for which the Company or the Stockholder Representative (excluding the Stockholder Representative Reserve) are liable including brokers' or finders' fees and fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and experts, incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

            "TREASURY REGULATIONS" means the regulations promulgated under the Code.

            "WARRANT CONSIDERATION" means, with respect to each Company Warrant instrument, an amount equal to the product of $0.17 and the number of shares of Common Stock for which such Company Warrant was exercisable immediately prior to the Effective Time.

            (b) Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term                                  Section
----                                  -------
Agreement                             Preamble
Approved Enterprise                   5.19
Balance Sheet                         5.7
Balance Sheet Date                    5.7
Bank Obligation                       5.24
Cash Consideration                    3.1(c)(i)
Cashless Exercise                     3.1(d)
Certificate                           3.1(c)(iii)
Certificate of Formation              6.5(a)
Certificate of Merger                 2.3
Closing                               2.2
Closing Date                          2.2
COBRA                                 5.16(d)
Common Stock                          3.1
Common Stock Merger Consideration     3.1(c)
Company                               Preamble
Company Documents                     5.2(a)
Company Plans                         5.16(a)
Company Stock Options                 3.1(e)(i)
Company Stockholder Approval          5.2(c)
Company Subsidiary                    5.5

Company Warrants                      3.1(f)
Confidentiality Agreement             8.8
Deductible                            10.2(d)
Dissenting Shares                     3.5
Dissenting Stockholders               3.5
DGCL                                  2.1
Effective Time                        2.3
Employees                             5.16(a)
ERISA Affiliate                       5.16(a)
Escrow Agent                          3.1(g)
Escrow Fund                           3.1(g)
Escrow Payment                        3.1(c)(iv)
Escrow Period                         10.3(b)
Expiration Date                       10.1(a)
Financial Statements                  5.7
Foreign Plan                          5.16(f)
Grants                                5.19
Information Statement                 6.11
Material Contracts                    5.14
Merger                                Recitals
Merger Sub                            Preamble
Merger Sub Common Stock               3.1
Milestone 1 Price                     8.11(c)
Milestone 1 Shares                    3.1(c)(ii)
Milestone 2 Shares                    3.1(c)(iii)
Milestone Spreadsheet                 3.2(e)
Multiemployer Plan                    5.16(b)
Note Obligation                       5.25
NWL                                   3.1(a)
OCS                                   5.19
Officer's Certificate                 10.3(b)
Parent                                Preamble
Parent Documents                      6.2
Parent Indemnified Parties            10.2
Parent Indemnifiable Losses           10.2(c)
Preferred Stock                       3.1
Preferred Stock Conversion            5.2(d)
Prospectus                            8.15(b)
SEC                                   6.9
Securities Act                        5.14
Series A Preferred Stock              5.4
Shares                                3.5
Shelf Registration                    8.15(a)
Shelf Registration Statement          8.15(a)

Suspension Period                     8.15(c)
Stock Bonus Plan                      8.11(c)
Stockholder Representative            11.1(a)
Stockholder Representative Documents  11.1(h)
Surviving Corporation                 2.1
Tax Losses                            10.5(a)
Third-Party Interests                 5.5
Title IV Plans                        5.16(b)
Treaty                                3.2(k)
United States                         5.10(s)
Unresolved Claim                      10.3(b)

            (c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

            (i) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

            (ii) Dollars. Any reference in this Agreement to $ or dollars shall mean U.S. dollars.

            (iii) Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

            (iv) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

            (v) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

            (vi) Herein. The words such as "HEREIN," "HEREINAFTER," "HEREOF," and "HEREUNDER" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

            (vii) Including. The word "INCLUDING" or any variation thereof means "INCLUDING, WITHOUT LIMITATION" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

            (viii) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE II

                                   THE MERGER
                                   ----------

            2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

            2.2 Closing. Subject to the satisfaction of the conditions set forth in Sections 9.1 and 9.2 (or the waiver thereof by the party entitled to waive that condition), the closing of the Merger (the "CLOSING") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 (or at such other place as the parties may designate in writing) at 10:00 a.m. (New York time) on a date to be specified by the parties, which date shall be no later than the second (2nd) Business Day after the satisfaction or waiver of each conditions to the Closing set forth in Article IX (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto. The date on which the Closing shall be held is referred to in this Agreement as the "CLOSING DATE."

            2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

            2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

            2.5   Certificate of Incorporation and By-laws.

            (a) The certificate of incorporation of the Surviving Corporation shall be amended at or prior to the Effective Time to be in the form of Exhibit B and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

            (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

            2.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            2.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE III

                           EFFECT OF THE MERGER ON THE
                           ---------------------------
                    SECURITIES OF THE COMPANY AND MERGER SUB
                    ----------------------------------------

            3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of (i) (A) any shares of the Company's common stock, par value $0.00001 per share (the "COMMON STOCK") or (B) any shares of the Company's Preferred Stock, par value $0.00001 per share (the "PREFERRED STOCK" and together with the Common Stock, the "COMPANY STOCK"), or (ii) any shares of common stock, par value $0.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK"), the following shall occur:

            (a) Common Stock of Merger Sub. The shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable as a whole for 1,000 shares of common stock of the Surviving Corporation. Immediately after the Effective Time, Parent shall contribute all of the shares of common stock of the Surviving Corporation to NextWave Wireless LLC ("NWL"), a direct, wholly owned Subsidiary of Parent, which shall thereby be the sole stockholder of the Surviving Corporation.

            (b) Cancellation of Treasury Stock. Each share of Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company (as treasury stock or otherwise) shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange thereof.

            (c) Conversion of Common Stock. Subject to Sections 3.2(i), 3.2(k), 3.5 and the last sentence of 10.3(a), each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than such shares of Common Stock held by the Company or any Company Subsidiary), after giving effect to the Preferred Stock Conversion and any option exercise, including Cashless Exercises, shall be entitled to receive:

            (i) an amount in cash, without interest, equal to the Milestone Consideration less the quotient obtained by dividing the sum of (A) 50% of the Transaction Expenses, (B) the Escrow Amount and (C) the Stockholder Representative Reserve by the Total Number of Shares; (such amount payable under this Section 3.1(c)(i), the "CASH CONSIDERATION"); provided that payments in respect of shares of Common Stock issued upon Cashless Exercises shall be made net of the exercise price per share applicable to the underlying Company Stock Option; plus

            (ii) at the time of the achievement of Milestone 1, and subject to the Milestone 1 Price Adjustment, the Milestone 1 Shares, plus, if the Company satisfies all the conditions of Milestone 1 and achieves Customer Acceptance of at least 2,000 Product Units on or before the 12 month anniversary of the Closing Date, the Additional Milestone 1 Shares; provided, however, that the stockholders listed on Schedule 3.1(c) shall receive, in lieu of such Milestone 1 Shares and, if applicable, Additional Milestone 1 Shares, cash in an amount equal to the Fair Market Value of such shares; plus

            (iii) at the time of the achievement of Milestone 2, and subject to the Milestone 2 Price Adjustment, the Milestone 2 Shares, plus, in the event there was a Milestone 1 Price Adjustment or there were no Milestone 1 Shares issued pursuant to Section 3.1(c)(ii), the Additional Milestone 2 Shares, if any; provided, however, that the stockholders listed on Schedule 3.1(c) shall receive, in lieu of such Milestone 2 Shares and, if applicable, Additional Milestone 2 Shares, cash in an amount equal to the Fair Market Value of such shares; plus

            (iv) at the time set forth in, and subject to, Section 10.3 (and with respect to the disbursement of any amounts remaining in the Stockholder Reserve, Section 3.4), such holder's Pro Rata Portion of the Escrow Payment, if any. The aggregate "ESCROW PAYMENT" is an amount equal to (I) the Escrow Amount, less (II) the aggregate amounts paid or payable in respect of indemnifiable Losses or any other expenses or amounts deducted from the Escrow Fund, in each case in accordance with Article X or the Escrow Agreement, plus (III) any amounts remaining in the Stockholder Representative Reserve.

Collectively, the Cash Consideration, the Stock Consideration and the Escrow Payment, if any, payable pursuant to this Section 3.1(c), which shall not in the aggregate exceed $38,541,173.85, subject to fluctuations in the Fair Market

Value of the Parent Common Stock following establishment of the Exchange Ratio, are referred to as the "COMMON STOCK MERGER CONSIDERATION".

            At the Effective Time, all shares of Company Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and such shares of Company Stock shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any such shares of Company Stock (other than such shares held by the Company or any Company Subsidiary) shall thereafter represent only the right to receive the applicable portion of the Common Stock Merger Consideration.

            (d) Company Stock Options. The Company shall effectuate, as described in the following sentence, the cashless exercise (the "CASHLESS EXERCISE"), as of the Effective Time, of all Company Stock Options outstanding that were not previously exercised immediately prior to the Effective Time so that as of the Effective Time such Company Stock Options shall be cancelled and shall no longer represent the right to purchase Company Common Stock or any other equity security of the Company, Parent or Merger Sub; provided, however, that any Company Stock Option with an exercise price greater than the Cash Consideration shall be cancelled immediately prior to the Effective Time and shall no longer represent the right to purchase Company Common Stock or any other equity security of the Company, Parent or Merger Sub unless the holder of such option exercises such option by paying the applicable exercise price in cash. Each holder of a Company Stock Option, upon such Cashless Exercise, shall be entitled to receive the Common Stock Merger Consideration provided for under
Section 3.1(c) above.

            (e) Warrants. As of the Effective Time, all unexercised Company Warrants whether or not exercisable, shall no longer be outstanding and shall cease to exist and each holder of any Company Warrants shall cease to have any rights with respect thereto, and each instrument formerly representing a Company Warrant shall thereafter represent only the right to receive the applicable portion of the Warrant Consideration, which shall not in the aggregate exceed $498,834.57.

            (f) Escrow Fund. At the Closing, Parent shall cause to be deposited with a mutually agreed upon escrow agent (the "ESCROW AGENT"), the Escrow Amount, which is to be held in an interest-bearing account in accordance with the terms of the Escrow Agreement and Article X (the "ESCROW FUND").

            3.2 Payment of Merger Consideration. At the Effective Time, Parent shall make the following disbursements, in each case in accordance with the final Aggregate Consideration Spreadsheet delivered pursuant to Section 3.3:

            (a)   Parent shall disburse to the Escrow Agent, the Escrow Amount.

            (b) Parent shall disburse the Stockholder Representative Reserve in accordance with Section 3.4.

            (c) Parent shall disburse to the Persons indicated on the Aggregate Consideration Spreadsheet amounts equal to the Transaction Expenses.

            (d) Parent shall disburse to each Company Stockholder such Company Stockholder's portion of the Cash Consideration; provided that prior to any such disbursement to any Company Stockholder, such Company Stockholder shall have delivered to Parent a properly completed letter of transmittal substantially in the form of Exhibit F hereto together with such Company Stockholder's Certificate. Upon surrender of a Certificate for cancellation to Parent, together with such letter of transmittal, duly completed and validly executed, as of the Effective Time, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall pay to such holder in immediately available funds, the amount of the Cash Consideration into which the shares formerly represented by such Certificate shall have been converted pursuant to the terms of this Article III, and the Certificate so surrendered shall forthwith be cancelled. All cash paid upon the surrender for exchange of Certificates in accordance with, and subject to, the terms of Section 3.2(g) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Stock previously represented by such Certificates, and at the Effective Time the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time. If, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for any reason, they shall be cancelled and exchanged as provided in this
Section 3.2(d).

            (e) Parent shall disburse to each holder of a Company Warrant such holder's portion of the Warrant Consideration.

            (f) Parent shall disburse to the Company for payment to each holder of a Company Stock Option, the Option Cash Consideration.

            (g) Promptly after (i) the 12-month anniversary of the Closing Date and (ii) the earlier of (A) the attainment of Milestone 2 and (B) the 18-month anniversary of the Closing Date, but in no event later than ten (10) Business Days after Parent has verified that the applicable Milestone has been achieved (or the occurrence of the applicable anniversary of the Closing Date), Parent shall deliver to the Stockholder Representative either a statement that no Milestone Shares have been earned or a reasonably detailed spreadsheet (a "Milestone Spreadsheet") calculating and allocating to each Company Stockholder whose shares of Common Stock were converted pursuant to Section 3.1(c) into the right to receive the Common Stock Merger Consideration and who complied with the requirements of Section 3.2(d), (A) that number of whole Milestone 1, Additional Milestone 1, Milestone 2, and/or Additional Milestone 2 Shares, as applicable, that such holder has the right to receive pursuant to the provisions of this
Article III and (B) cash in lieu of any fractional shares of Milestone 1, Additional Milestone 1, Milestone 2, and/or Additional Milestone 2 Shares to which such holder is entitled pursuant to Section 3.2(i), or (C) with respect to the stockholders listed on Schedule 3.1(c), the cash in lieu of shares that such stockholder is entitled to receive. The Stockholder Representative shall, within ten (10) Business Days of its receipt of the Milestone Spreadsheet, notify Parent of any objections to the calculations or allocations set forth therein. If the Stockholder Representative agrees with the calculations and allocations by providing written notice thereof to Parent or does not raise any written objection thereto to Parent within such ten (10) Business Day period, Parent shall, within five (5) Business Days thereafter, deliver or cause to be delivered to each former Company Stockholder a certificate (or evidence of shares in book entry form) representing that number of whole Milestone 1 and/or Milestone 2 Shares (and cash in lieu of fractional shares, if any) such holder is entitled to receive as set forth in the applicable Milestone Spreadsheet, or, with respect to the stockholders listed on Schedule 3.1(c), the cash in lieu of shares that such stockholder is entitled to receive. In the event the Stockholder Representative objects to the calculations or allocations set forth in either Milestone Spreadsheet, the parties shall resolve the dispute pursuant to the procedures set forth in Section 10.3(e). Parent shall have no obligation to make any payments under this Section 3.2(e) until a final determination has been made pursuant to Section 10.3(e).

            In the event of a transfer of ownership of a share of Company Stock that is not registered in the stock transfer books of the Company, the proper amount of the Merger Consideration (as determined in accordance with, and subject to, the terms of this Article III) may be paid in exchange therefor to a Person other than the Person in whose name the Stock Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and accompanied by all the documents required by
Section 3.2(d), and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

            (h) No Liability. None of the Surviving Corporation, NWL, Parent or the Company shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

            (i) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the payment of the Stock Consideration, no dividends or other distributions of Parent shall relate to such fractional shares and such fractional shares will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of such fractional shares, Parent shall pay to each holder of a Certificate (at such time as Parent is required to deliver any Stock Consideration to such holder) an amount in cash equal to the product obtained by multiplying (A) the fractional share to which such holder (after taking into account all shares of Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the applicable Average Closing Price.

            (j) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Parent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, and cash in lieu of any fractional shares of Parent Common Stock to which such holder would be entitled pursuant to Section 3.2(i), in each case pursuant to this Agreement.

            (k) Withholding Taxes. Parent and the Escrow Agent shall be entitled to deduct and withhold from that portion of the Merger Consideration, otherwise payable to a holder of shares of Company Stock or stock options, pursuant to this Agreement, such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law; provided, however, that Parent and Escrow Agent hereby agree that they shall not withhold any amounts pursuant to the Israeli income tax ordinance with respect to any payments pursuant to this Agreement made directly or indirectly to a "United States resident" (as such term is defined in the Income Tax Treaty Between Israel and the United States (the "Treaty") to extent that the Company provides, at the time of each such payment, a legal opinion from Israeli counsel, reasonably acceptable to Parent, to the effect that the Company is not a resident of Israel and/or that United States residents otherwise qualify for an exemption pursuant to the Treaty. It being understood that nothing herein shall derogate from any liability of such United States resident to any taxes and from any indemnification provisions set forth in this Agreement. The parties agree that an opinion substantially as set forth in Exhibit G would be reasonably acceptable to Parent; provided, that Parent is reasonably satisfied that the assumptions underlying the opinion are factually accurate at the time(s) the opinion is given. To the extent amounts are so withheld, Parent shall be treated as though it withheld from the type of consideration from which withholding is required, an appropriate amount otherwise payable pursuant to this Agreement to any holder of shares of Company Stock, in order to provide for such withholding obligation and such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the shares of Company Stock or stock option.

            (l) Tax Treatment. The parties agree that a portion of the Merger Consideration paid pursuant to Section 3.1(c)(ii), (iii) and (iv) shall be treated as interest pursuant to Section 483 of the Code.

            3.3 Aggregate Consideration Spreadsheet. Three (3) Business Days prior to the Closing Date, the Company and the Stockholder Representative shall deliver to Parent an updated draft of the Aggregate Consideration Spreadsheet. At the Closing, the Company and the Stockholder Representative shall deliver to Parent the final Aggregate Consideration Spreadsheet setting forth the final calculation of the amounts for distribution in accordance with Section 3.2.

            3.4 Stockholder Representative Reserve. At the Closing, Parent shall cause to be deposited, in an account designated by the Stockholder Representative, the Stockholder Representative Reserve. The Stockholder Representative Reserve (and earnings thereon) may be applied as the Stockholder Representative, in its sole discretion, determines appropriate to defray, offset, or pay any charges, fees, costs, liabilities or expenses of the Stockholder Representative incurred in connection with the transactions contemplated by this Agreement or the Escrow Agreement. The balance of the Stockholder Representative Reserve held pursuant to this Section 3.4, if any, and any income earned thereon, shall be distributed to the Company Stockholders who are entitled to receive the Merger Consideration by depositing such amount with the Escrow Agent for distribution concurrently with, and as part of, any remaining Escrow Payment. Notwithstanding the foregoing, the Stockholder Representative Reserve shall only be so distributed when the Stockholder Representative determines, in its sole discretion, that such distribution is appropriate. Parent and the Surviving Corporation shall have no liability or responsibility to the Company Stockholders with respect to the Stockholder Representative Reserve or the actions and responsibilities of the Stockholder Representative contemplated by this Section 3.4.

            3.5 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock or Preferred Stock (the "SHARES") that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the "DISSENTING STOCKHOLDERS"), shall not be converted into or be exchangeable for the right to receive the Common Stock Merger Consideration (the "DISSENTING SHARES"), but instead such holder shall be entitled to payment of the fair value of such Shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Common Stock Merger Consideration for each such Share, in accordance with Section 3.1(c), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.

                                   ARTICLE IV

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

            4.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Effective Time as follows:

            (a) At the election of either Parent or the Company on or after March 31, 2007, (the "END DATE") if the Closing shall not have occurred by the close of business on such date; provided, however, that the right to terminate this Agreement under this Section 4.1(a) shall not be available to any party who is in material default of any of its obligations hereunder;

            (b) by mutual written consent of Parent and the Company (in the case of the Company, as evidenced by the unanimous vote or consent of the Board of Directors of the Company);

            (c) by either Parent or the Company if (i) there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or (ii) there shall be any Law enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Body that would make consummation of the Merger illegal;

            (d) by Parent, so long as Parent is not in material breach of its representations, warranties, covenants or agreements under this Agreement, if there shall have been a material breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement, which breach would give rise to a failure of a condition set forth in Sections 9.1(a), 9.1(b) or 9.1(c) and is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) Business Days following receipt by the Company of notice of such breach from Parent;

            (e) by the Company, so long as the Company is not in material breach of its representations, warranties, covenants or agreements under this Agreement, if there shall have been a material breach of any representation, warranty, covenant or agreement of Parent set forth in this Agreement, which breach would give rise to a failure of a condition set forth in Sections 9.2(a) or 9.2(b) and is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) Business Days following receipt by Parent of notice of such breach from the Company.

            4.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 4.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than this Section 4.2 and Article XI, all of which shall survive termination of this Agreement), provided, however, that nothing contained herein shall relieve any party from liability for fraud or any willful breach hereof.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

            The Company hereby represents and warrants to each of Parent and Merger Sub on the date hereof that, subject to such exceptions and disclosures as set forth in the disclosure letter supplied by the Company to Parent dated as of the date hereof (the "COMPANY DISCLOSURE LETTER"):

            5.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect with respect to the Company (a "COMPANY MATERIAL ADVERSE EFFECT").

            5.2   Authorization of Agreement.

            (a) The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "COMPANY DOCUMENTS"), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Company Documents by the Company, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

            (b) This Agreement and each of the Company Documents has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, as applicable, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (c) The Board of Directors of the Company, at a meeting duly called and held at which all the directors of the Company were present in person or by telephone (or, in lieu of a meeting, by the written consent of the directors of the Company), duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) directing that the adoption of this Agreement be submitted to the stockholders of the Company and (iii) recommending that the stockholders of the Company adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

            (d) Schedule 5.2(d) sets forth a true, correct and complete list of the holders of Company Stock as of the date hereof. The Company has delivered to Parent true, correct and complete copies of the irrevocable written consents, which are valid and effective under Section 228 of the DGCL, of holders of a majority of the issued and outstanding Company Stock, including holders of a majority of the issued and outstanding Preferred Stock (the "STOCKHOLDER CONSENTS") to the Merger and, in the case of holders of Preferred Stock, to convert all shares of Preferred Stock into Common Stock immediately prior to the Effective Time pursuant to Section 4(b) of Article V of the Company's Amended and Restated Certificate of Incorporation (the "PREFERRED STOCK CONVERSION"). The Stockholder Consents are the only approval of holders of any class or series of Company capital stock necessary or required (under applicable Law, the Company's certificate of incorporation and bylaws, or otherwise) to approve this Agreement and the transactions contemplated hereby, including the Merger and the Preferred Stock Conversion. From and after the time of such delivery to Parent, the Stockholder Consents are in full force and effect and are valid and effective under Section 228 or the DGCL.

            5.3   Conflicts; Consents of Third Parties.

            (a) Other than the consents set forth in Section 5.3(b), each of which the Company has heretofor received, none of the execution and delivery by the Company of this Agreement or the Company Documents, the consummation of the Merger and the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation of, default or breach (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of the Company to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of Company or any Company Subsidiary under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of the Company or any Company Subsidiary; (ii) any Intellectual Property, Technology, Material Contract or Permit to which the Company or any Company

Subsidiary is a party or by which any of the properties or assets of the Company or any Company Subsidiary are bound; (iii) any Order of any Governmental Body applicable to the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary; or (iv) any applicable Law; except in the case of clause (ii), any conflict, violation, default, loss or benefit that would not, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole.

            (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company or any Company Subsidiary in connection with (i) the execution and delivery of this Agreement or the Company Documents, the compliance by the Company with any of the provisions hereof, or the consummation by the Company of the Merger or the other transactions contemplated hereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Permit or Material Contract of the Company or any Company Subsidiary, except for those consents and filings set forth on Schedule 5.3(b).

            5.4   Capitalization.

            (a)   The authorized capital stock of the Company consists of:

            (i) 62,000,000 shares of Common Stock, par value $0.00001 per share, of which 8,552,030 shares are issued and outstanding,

            (ii) 42,100,000 shares of Series A Preferred Stock, par value $0.00001 per share ("SERIES A PREFERRED STOCK"), of which 30,710,646 shares are issued and outstanding, and

            (iii) 4,000,000 shares of Series A-1 Preferred Stock, par value $0.00001 per share, of which no shares are issued and outstanding.

            All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Company Stockholders as set forth in Schedule 5.4(a), which includes each Company Stockholder's residency. In the event of the exercise of any Company Stock Options after the date hereof and prior to the Closing, an updated Schedule 5.4(a) shall be provided at Closing. For those Company Stockholders who are resident in the United States, less than 35 of such Company Stockholders are not "accredited investors" within the meaning of Regulation D under the Securities Act.

            (b) Except as set forth on Schedule 5.4(b), there is no existing option, warrant, call, right or Contract of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Schedule 5.4(b) lists the name and residency of each holder of any option to purchase shares of Company stock, including the number of shares subject to such option, the date of grant, the strike price, and the termination date of such option. Except as set forth on Schedule 5.4(b), the Company is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the capital stock of the Company.

            5.5 Subsidiaries. Schedule 5.5 sets forth with respect to each direct or indirect Subsidiary of the Company (each, a "COMPANY SUBSIDIARY"), the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. Each Company Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified or authorized to do business as a foreign corporation or entity and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to hold such foreign qualifications or authorizations has not had, and would not reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary has all requisite corporate or entity power and authority to own its properties and carry on its business as presently conducted. The outstanding shares of capital stock or equity interests of each Company Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by the Company are owned by it free and clear of any and all Liens and are not subject to any option, right of first refusal, proxy, voting trust or agreement, or transfer restriction under any shareholder or similar agreement, except as set forth in Schedule 5.5. No shares of capital stock are held by any Company Subsidiary as treasury stock. There is no existing option, warrant, call, right or Contract to which any Company Subsidiary is a party requiring, and there are no convertible securities of any Company Subsidiary outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of any Company Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Company Subsidiary. Other than the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any shares of capital stock or equity or ownership interests in, any other Person (collectively, "THIRD-PARTY INTERESTS"). Neither the Company nor any Company Subsidiary have any rights to, or are bound by any commitment or obligation to, acquire by any means, directly or indirectly, any Third-Party Interests or to make any investment in, or contribution or advance to, any Person.

            5.6   Corporate Records.

            (a) The Company has delivered to Parent true, correct and complete copies of the certificates of incorporation (each certified by the Secretary of

State or other appropriate official of the applicable jurisdiction of organization) and by-laws (each certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Company and each of the Company Subsidiaries.

            (b) The minute books of the Company and each Company Subsidiary previously made available to Parent contain true, correct and complete records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and board of directors (including committees thereof) of the Company and the Company Subsidiaries. The stock certificate books and stock transfer ledgers of the Company and the Company Subsidiaries previously made available to Parent are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of the Company and the Company Subsidiaries prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

            5.7 Financial Statements. The Company has furnished to Parent a true, correct and complete copy of (i) the unaudited consolidated financial statements of the Company and the Company Subsidiaries as of and for the years ending December 31, 2004 and December 31, 2005, each of which includes a statement of cash flows and statement of operations for such fiscal year and a balance sheet as at the last day thereof and (ii) the unaudited consolidated financial statement of the Company and the Company Subsidiaries as of and for the fiscal quarter ending September 30, 2006, which includes a statement of cash flows and statement of operations for such fiscal quarter and a balance sheet as of the last day thereof (collectively, the financial statements referred to in clauses (i) and (ii) above are the "FINANCIAL Statements"). The Financial Statements are in accordance with the books and records of the Company and present fairly in all material respects the financial condition and results of operations of the Company and the Company Subsidiaries, as at the dates and for the periods indicated, and have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto and except that the unaudited Financial Statements are subject to normal, customary year-end and audit adjustments and are subject to those items that may be disclosed in notes to unaudited financial statements). The unaudited consolidated balance sheet of the Company and the Company Subsidiaries as at October 31, 2006 is referred to herein as the "BALANCE SHEET" and October 31, 2006 is referred to herein as the "BALANCE SHEET DATE."

            5.8 No Undisclosed Liabilities. Except as set forth on Schedule 5.8, neither the Company nor any Company Subsidiary has any Indebtedness, obligations or Liabilities of any kind required to be reflected in or reserved against or otherwise described in balance sheets under GAAP other than those (i) fully reflected in, reserved against or otherwise described in the Balance Sheet or (ii) incurred in the Ordinary Course of Business since the Balance Sheet Date. There are no known liabilities, whether or not contingent, not reflected on the Balance Sheet which are, or would reasonably be expected to be, material to the Company and the Company Subsidiaries, taken as a whole. Since the Balance Sheet Date, neither the Company nor any of the Company Subsidiaries has failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings, and has not accelerated the collection of any accounts receivable.

            5.9 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 5.9, since the Balance Sheet Date through the date hereof (i) the Company and the Company Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and (ii) there has not been any Company Material Adverse Effect. Without limiting the generality of the foregoing, since the Balance Sheet Date:

            (a) there has not been any loss, with respect to the tangible property and assets of the Company or any Company Subsidiary having a replacement cost of more than $50,000 for any single loss or $100,000 for all such losses;

            (b) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Company Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or any Company Subsidiary;

            (c) except as set forth on Schedule 5.9(c), neither the Company nor any Company Subsidiary has awarded or paid any bonuses to employees of the Company or any Company Subsidiary with respect to the fiscal year ended December 31, 2005, except to the extent previously disclosed to Parent in writing, or entered into any employment, deferred compensation, severance or similar agreement other than employment offer letters for at-will employment (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's or any Company Subsidiary's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives;

            (d) there has not been any change by the Company or any Company Subsidiary in Tax reporting or accounting principles, methods or policies nor has the Company or any Company Subsidiary made any adjustment to its books and records, or recharacterized any assets or liabilities, except as may have been required by GAAP (provided that such changes are disclosed on Schedule 5.9(d));

            (e) neither the Company nor any Company Subsidiary has failed to promptly pay and discharge current material liabilities except where disputed in good faith by appropriate proceedings;

            (f) except as set forth on Schedule 5.9(f), neither the Company nor any Company Subsidiary has made any loans, cash advances, or capital contributions to, or investments in, any Person or paid any fees or expenses to any stockholder of the Company or any director, officer, partner, stockholder or Affiliate of the Company or any Company Subsidiary;

            (g) neither the Company nor any Company Subsidiary has mortgaged, pledged or been subjected to any Lien on any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any material assets of the Company or any Company Subsidiary, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the Ordinary Course of Business;

            (h) neither the Company nor any Company Subsidiary has discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent) in excess of $50,000 individually or $100,000 in the aggregate, except in the Ordinary Course of Business;

            (i) neither the Company nor any Company Subsidiary has canceled or compromised any debt or pending claim or amended, canceled, terminated, relinquished, waived or released any Material Contract or material right except in the Ordinary Course of Business;

            (j) neither the Company nor any Company Subsidiary has made or committed to make any capital expenditures or capital additions or betterments in excess of $50,000 individually or $100,000 in the aggregate;

            (k) except as set forth on Schedule 5.9(k), neither the Company nor any Company Subsidiary has issued, created, incurred, assumed or guaranteed any Indebtedness;

            (l) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property, except licenses granted to customers in the Ordinary Course of Business;

            (m) neither the Company nor any Company Subsidiary has received notice of, instituted or settled any material Legal Proceeding; and

            (n) none of Company or any of the Company Subsidiaries has agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 5.9.

            5.10  Taxes. Except as set forth on Schedule 5.10:

            (a) The Company and each of the Company Subsidiaries have (i) duly and timely filed all Tax Returns required to be filed by or on behalf of it in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any duly obtained extensions of time in which to make such filings), all such Tax Returns are true, complete and accurate in all material respects, and the Company and the Company Subsidiaries have maintained, to the extent required, all documentation supporting the positions taken thereon, and have at all times used proper accounting methods and periods in computing its Tax liability, (ii) timely paid all Taxes due and payable or claimed or asserted by any Taxing Authority to be due and payable (except to the extent of any accrual for Taxes established on the Financial Statements) and (iii) with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing (including contingent and deferred Tax liabilities), made accruals for the full amount of such Taxes on its Financial Statements (whether or not it has or may have a right of reimbursement against another Person). All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of the Company and the Company Subsidiaries. The Company and the Company Subsidiaries have disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code (or any corresponding local law). Neither the Company nor any of the Company Subsidiaries has participated in any reportable or listed transaction as defined under Section 6011 of the Code.

            (b) The Company and each of the Company Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws.

            (c) Schedule 5.10 lists jurisdictions where immaterial Taxes are paid and immaterial Tax Returns are filed. No claim has been made by any Taxing Authority in a jurisdiction where the Company or the Company Subsidiaries does not file Tax Returns that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

            (d) The Company has delivered to the Parent true and complete copies of all (i) audit reports issued with respect to the six year period prior to the date of this Agreement relating to any Taxes due from or with respect to the Company and each of the Company Subsidiaries and (ii) material Tax Returns of the Company and each of the Company Subsidiaries for all taxable periods ending on or after December 31, 2003.

            (e) Since December 31, 2004, neither the Company nor any Company Subsidiary has made or revoked any material election in respect of Taxes, changed any accounting method in respect of material Taxes, prepared any Tax Return in a manner which is not consistent with past practice with respect to the treatment of items on such Tax Return, filed any amendment to a Tax Return that will or may more than immaterially increase the liability of the Company or any Company Subsidiary after the Closing, incurred any liability for Taxes other than in the ordinary course of business, settled any material claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

            (f) There is no taxable income of the Company or each of the Company Subsidiaries that was received or accrued prior to the Closing that will be required under applicable Tax Law to be reported for a taxable period beginning after the Closing Date that is attributable to a transaction (such as an installment sale) that occurred prior to the Closing.

            (g) The Company and each of the Company Subsidiaries have (i) neither agreed to nor are required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law (other than an adjustment which is required as a result of the consummation of the transactions described herein), (ii) no Knowledge that any Taxing Authority has proposed any such adjustment, and (iii) no application pending with any Taxing Authority requesting permission for any changes in accounting methods.

            (h) The Company and each of the Company Subsidiaries have not executed, entered into, given written consent to, nor are the subject matter of, any written agreement with, or obtained or applied for any written consents or written clearances or any other Tax rulings from, nor has there been any written agreement executed or entered into on behalf of any of them with any Taxing Authority, relating to material Taxes, including any IRS private letter rulings or comparable rulings of any Taxing Authority and closing agreements pursuant to
Section 7121 of the Code or any predecessor provision thereof or any similar provision of any Law.

            (i) The Company and each of the Company Subsidiaries (i) are not a party to any agreement extending the time within which to file any Tax Return which has not yet been filed, (ii) have not granted any extension of the statute of limitations for the assessment or collection of Taxes, which extension is still in effect, and (iii) have not granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

            (j) None of the Company's or any of the Company Subsidiaries' federal income tax returns have been audited, and no action, suit, proceeding, investigation or audit with respect to Taxes of any type is pending or, to the Knowledge of the Company, threatened. There are no outstanding assessments, claims or deficiencies for any material Taxes of the Company or each of the Company Subsidiaries that have been asserted or assessed or, to the Knowledge of the Company, proposed. No issue has been raised by a Taxing Authority in any prior examination of the Company or each of the Company Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period.

            (k) No Liens for Taxes exist with respect to any of the assets or properties of the Company or each of the Company Subsidiaries, except for statutory Liens for Taxes not yet due or payable.

            (l) The Company and each of the Company Subsidiaries (i) are not nor have ever been a member of any affiliated group that filed or was required to file an affiliated, consolidated, combined or unitary Tax Return other than one in which the Company is the common parent, (ii) do not have any liability for the Taxes of another Person under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law) except with respect to the Company and another Company Subsidiary, (iii) do not have any liability for Taxes of any other Person as a transferee or successor, or by Contract or otherwise and (iv) are not a party to a Tax sharing, indemnity allocation or similar agreement or arrangement (whether or not written).

            (m) The Company and each of the Company Subsidiaries have not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

            (n) Schedule 5.10 sets forth the amount of the net operating loss carryforwards as of December 31, 2005.

            (o) No property owned by the Company or any of the Company Subsidiaries is (i) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (ii) "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code, or (iii) subject to any provision of any Law comparable to any of the provisions listed above.

            (p) None of the transactions taken pursuant to this Agreement, other than payments to employees of the Company or holders of Company Stock Options, will give rise to any withholding obligation under any provision of Law (including Section 1445 of the Code) or the provisions of Israeli income tax ordinance.

            (q) There is no Contract covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or any of the Company Subsidiaries by reason of
Section 280G of the Code. The Company is not a "publicly held corporation" for purposes of Section 162(m) of the Code.

            (r) The Company and each of the Company Subsidiaries incorporated in the United States of America (the "UNITED STATES") do not have a permanent establishment in any country other than the United States nor is subject to tax in a jurisdiction outside the United States.

            (s) To the Knowledge of the Company, the Company has never treated any of the Company Subsidiaries as (i) a foreign investment company (within the meaning of Section 1246(b) of the Code), or (ii) a passive foreign investment company (within the meaning of Section 1297 of the Code).

            (t) None of the Company Subsidiaries that are not incorporated in the United States (i) has a permanent establishment outside the country of its incorporation, (ii) is subject to Tax in any jurisdiction other than its jurisdiction of incorporation, (iii) is engaged in a United States trade or business for federal income tax purposes or (iv) has an investment in "United States Property" within the meaning of Section 956 of the Code.

            (u) The Company is not subject to any gain recognition agreement under Section 367 of the Code.

            (v) None of the intangible assets, intellectual property, or know-how owned by the Company or any of the Company Subsidiaries were created or acquired by the Company or any of the Company Subsidiaries before 1994.

            (w) Each Contract of the Company and the Company Subsidiaries that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and Internal Revenue Service Notice 2005-1 and the proposed regulations promulgated under Section 409A of the Code. No such Contract has been materially modified (as determined under Notice 2005-1 and the proposed regulations) after October 3, 2004.

            (x) The Company is not and has never been an Israeli resident company for Israeli tax purposes.

            (y) For purposes of this Section 5.10, any reference to the Company or the Company Subsidiaries shall be deemed to include any person that merged with or was liquidated into the Company or the Company Subsidiaries, respectively.

            (z) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is, or has ever been, classified as an entity other than a corporation for US or Israeli tax purposes.

            (aa) Neither the Company nor any of its Subsidiaries has ever been the subject of an election pursuant to Section 338 of the Code.

            5.11 Property and Assets. The Company and each of the Company Subsidiaries has good and marketable title to all of the tangible properties and assets used by it in the conduct of its business, including all tangible properties and assets reflected in the unaudited Financial Statements, except those disposed of since the Balance Sheet Date in the Ordinary Course of Business, and none of such tangible properties or assets is subject to any Lien other than Permitted Exceptions and those specifically identified on the Financial Statements or on Schedule 5.11. The Company owns no real property.

            5.12  Technology and Intellectual Property.

            (a) Schedule 5.12(a) sets forth a complete and accurate list (as of the date of this Agreement) of: (i) each issued patent owned by the Company or any of the Company Subsidiaries, (ii) each pending patent application filed by or on behalf of the Company or any of the Company Subsidiaries, (iii) each trademark registration, service mark registration, and copyright registration owned by the Company or any of the Company Subsidiaries, (iv) each application for trademark registration, service mark registration, and copyright registration made by or on behalf of the Company or any of the Company Subsidiaries, (v) each domain name registered by or on behalf of the Company or any of the Company Subsidiaries ((i) through (v) collectively referred to as "OWNED REGISTERED IP"), and (vi) each material trade name, d/b/a, unregistered trademark, and unregistered service mark used by the Company or any of the Company Subsidiaries in connection with its business.

            (b) Except with respect to licenses of Software (i) generally available for an annual or one-time license fee of no more than $25,000, (ii) distributed as "freeware" or "shareware" or (iii) distributed via Internet access without charge, Schedule 5.12(b) sets forth a complete and accurate list (as of the date of this Agreement) of all agreements pursuant to which the Company or any of the Company Subsidiaries licenses in or otherwise is authorized to use any Technology or Intellectual Property used in the businesses of the Company and the Company Subsidiaries. Neither the Company nor the Company Subsidiaries is in default or breach under any material provision of any such licenses and authorizations. The Company has delivered to Parent correct, complete and current copies of all such agreements. Except pursuant to the agreements described in clause (i) above or identified on Schedule 5.12(b), neither the Company nor any of the Company Subsidiaries is required, obligated, or under any liability whatsoever to make any payments in excess of $5,000 per year by way of royalties, fees or other express payment terms of the applicable agreements, to any third party with respect to use of any Technology or Intellectual Property.

            (c) Except as set forth on Schedule 5.12(b), the Company and the Company Subsidiaries own or otherwise have sufficient rights in and to all Software used in and necessary to conduct the business of the Company and the Company Subsidiaries as presently conducted including, without limitation, the design, development, manufacture, use, import, marketing, sale, distribution, and provision of Software and services provided by the Company and the Company Subsidiaries. Except as set forth on Schedule 5.12(b), the Company and the Company Subsidiaries own or otherwise have sufficient rights in and to all Technology (other than Software) and Intellectual Property used in and necessary to conduct the business of the Company and the Company Subsidiaries as presently conducted including, without limitation, the design, development, manufacture, use, import, marketing, sale, distribution, and provision of the products, technology and services currently offered or proposed to be offered by the Company and the Company Subsidiaries.

            (d) All Owned Registered IP (other than patents and patent applications) which is material to the business of the Company as presently conducted is owned entirely by the Company and the Company Subsidiaries, is valid and subsisting, and all patents and patent applications owned by the Company which are material to the business of the Company as presently conducted are owned entirely by the Company and the Company Subsidiaries and are valid and subsisting. All necessary registration, maintenance, renewal, and other relevant filing fees due through the date hereof in connection with the Owned Registered IP have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant patent, copyright, trademark, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Owned Registered IP in full force and effect. Except as set forth in Schedule 5.12(a), there are, as of the date of this Agreement, no filings, payments or similar actions that must be taken by the Company within 120 days following the Closing Date for the purposes of obtaining, maintaining, perfecting or renewing any such registrations and applications.

            (e) Except for the need to make and obtain those filings and consents set forth in Schedule 5.3(b), neither the Company nor any of the Company Subsidiaries is, nor will it be, in material breach or default (or event which, with the giving of notice or lapse of time, or both, would become a default) of any agreement relating to any Intellectual Property of the Company or any of the Company Subsidiaries or any third party as a result of the execution and delivery of this Agreement, the performance of its obligations under this Agreement, or the operation of its business as currently conducted. Except as set forth on Schedule 5.12(e), neither the execution, delivery, or performance of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the conduct of the business and operations of the Company and the Company Subsidiaries as presently conducted will result in: (i) Parent's granting to any third party any right to any Technology or Intellectual Property owned by, or licensed to, the Company and the Company Subsidiaries, (ii) Parent's being bound by, or subject to, any non-compete or similar restriction on its ability to conduct its business, or (iii) giving any Person any rights of termination, amendment, acceleration or cancellation of any material license or similar agreement relating to any Intellectual Property to which the Company or any of the Company Subsidiaries will be a party as of the Closing or by which any of its assets as of the Closing will be bound or affected.

            (f) Schedule 5.12(f) sets forth a complete and accurate list (as of the date of this Agreement) of all agreements pursuant to which the Company or any of the Company Subsidiaries has licensed a third party to use any Technology or Intellectual Property owned or licensed by the Company or any of the Company Subsidiaries.

            (g) Schedule 5.12(g) sets forth a complete and accurate list (as of the date of this Agreement) of all agreements pursuant to which the Company or any of the Company Subsidiaries has agreed to indemnify a third party against a charge of infringement or misappropriation of any Intellectual Property of another Person.

            (h) There are no agreements between the Company or any of the Company Subsidiaries and any third party relating to any Intellectual Property of the Company or any of the Company Subsidiaries or any third party under which there is (as of the date of this Agreement), or, is expected (as of the date of this Agreement) to be, any material dispute regarding the scope or performance of such agreement.

            (i) Neither the Company nor any of the Company Subsidiaries has transferred title to, or granted any exclusive license or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property of the Company or any of the Company Subsidiaries, to any Person.

            (j) Neither the Company nor any of the Company Subsidiaries, nor the manufacture, use, offer for sale, sale, importation by, or distribution by the Company or the Company Subsidiaries of any of their products has infringed or misappropriated any copyright, or patent right of any third party, and neither the Company nor any of the Company Subsidiaries has engaged in any operation or act that constitutes unfair competition or unfair trade practices against any third party. The Company has not received any notice of any alleged infringement of, or been notified of the existence of, any potentially adverse patent.

            (k) Except as set forth in Schedule 5.12(k), there is no action, suit, proceeding, hearing, investigation, notice or complaint pending or, to the Knowledge of the Company, threatened, before any court or tribunal (including, without limitation, the United States Patent and Trademark Office or equivalent authority anywhere in the world) relating to any of Company's or any of the Company Subsidiaries' Technology or Intellectual Property, nor has any claim or demand been made that challenges the validity, enforceability, use or exclusive ownership of any of such Technology or Intellectual Property or alleges any infringement, misappropriation, violation, or unfair competition or trade practices (including, without limitation, any claim that the Company or any of the Company Subsidiaries must license or refrain from using any Technology or Intellectual Property of any third party), nor is there any basis for any such claim or demand.

            (l) Except as set forth in Schedule 5.12(l), to the Company's Knowledge, no third party has infringed or misappropriated any of Company's or any of the Company Subsidiaries' Technology or Intellectual Property. The Company has not brought any action, suit or proceeding or asserted any claim (other than claims that have been resolved to the Company's satisfaction) against any Person for infringing or misappropriating any of Company's or any of the Company Subsidiaries' Technology or Intellectual Property.

            (m) None of the Company's or any of the Company Subsidiaries' owned Technology or Intellectual Property are subject to any outstanding injunction, decree, order, judgment, ruling, settlement agreement, or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any of the Company Subsidiaries or affects the validity, use or enforceability of any such Technology or Intellectual Property.

            (n) The Company and the Company Subsidiaries have taken reasonable steps to protect the Company's and the Company Subsidiaries' rights in their confidential information and trade secrets. The Company and the Company Subsidiaries have executed valid written agreements with all of their employees who have contributed to the development of the Technology and Intellectual Property of the Company and the Company Subsidiaries, in which such employees have assigned to the Company or the Company Subsidiaries all their rights in and to all Technology and Intellectual Property they may develop in the course of their employment and agreed to hold all trade secrets and confidential information of the Company and the Company Subsidiaries in confidence both during and after their employment. The Company and the Company Subsidiaries have executed valid written agreements with all consultants and contractors who have been retained in connection with the development of Technology and Intellectual Property by which the consultants and contractors have assigned to the Company or the Company Subsidiaries all their rights in and to such Technology and Intellectual Property and agreed to hold all trade secrets and confidential information of the Company and the Company Subsidiaries in confidence both during and after the term of their engagements.

            (o) No trade secrets, or other confidential information, owned by the Company or any of the Company Subsidiaries that is material to their businesses as currently conducted have been authorized to be disclosed or have actually been disclosed by the Company or any of the Company Subsidiaries to any of their employees or any third party other than pursuant to a written non-disclosure or confidentiality agreement (or any agreement containing a non-disclosure or confidentiality provision) that adequately protects the proprietary interests of the Company and the Company Subsidiaries in and to such trade secrets and confidential information.

            (p) Except as set forth on Schedule 5.12(p), no government funding and no facilities of a university, college, other educational institution or research center were used in the development of any Intellectual Property owned by the Company or any of the Company Subsidiaries where, as a result of such funding or the use of such facilities, the government or any university, college, other educational institution or research center has any rights in such Intellectual Property. Except as set forth on Schedule 5.12(p), no current or former employee, consultant or independent contractor of the Company or any of the Company Subsidiaries who contributed to the creation or development of any Intellectual Property owned by the Company or any of the Company Subsidiaries has performed services for the government or a university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of the Company Subsidiaries.

            (q) Except as set forth on Schedule 5.12(q), as of the date of this Agreement, the Company has no Knowledge of any facts or circumstances that would render any Intellectual Property owned by the Company or any of the Company Subsidiaries that is material to their businesses invalid or unenforceable, or would adversely affect any pending application or registration with respect to any Intellectual Property owned by the Company or any of the Company Subsidiaries that is material to their businesses.

            (r) Except as set forth on Schedule 5.12(r), no open source or public library Software, including, but not limited to, any version of any Software licensed pursuant to any GNU public license, was used in the development or modification of any Software owned by the Company or the Company Subsidiaries that is incorporated into or utilized by any products of the Company or any of the Company Subsidiaries. To the extent that any open source or public library Software was used in the development or modification of any Software owned by the Company or the Company Subsidiaries that is incorporated into or utilized by any products of the Company or any of the Company Subsidiaries, such open source or public library Software is not linked to the source code for the proprietary Software owned by the Company or the Company Subsidiaries in any manner that would require disclosure of the Company's proprietary source code to third parties.

            (s) To the Knowledge of the Company, none of the Software owned by the Company and the Company Subsidiaries contains any program routine, device, or other undisclosed feature, including, without limitation, a time bomb, virus, drop-dead device, malicious logic, worm, trojan horse, bug, error, defect or trap door, that is designed to delete, disable, deactivate, interfere with, or otherwise harm the Software or the hardware, data, or computer programs or codes of a user of such Software, or that is designed to provide access or produce modifications not authorized by such user.

            5.13 Insurance. Set forth in Schedule 5.13 is a list of all insurance policies and all fidelity bonds held by or applicable to the Company or any of the Company Subsidiaries setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage and annual premium. The insurance policies listed on Schedule 5.13 are in full force and effect and the Company has timely paid all applicable premiums thereunder. Except as set forth on Schedule 5.13, no event relating to the Company or any of the Company Subsidiaries has occurred which would reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which would reasonably be expected to result in a prospective upward adjustment in such premiums. Excluding insurance policies that have expired without renewal and been replaced in the Ordinary Course of Business, no insurance policy has been cancelled within the last two (2) years and no threat has been made to cancel any insurance policy of the Company or any of the Company Subsidiaries during such period. No event has occurred, including, without limitation, the failure by the Company or any of the Company Subsidiaries to give any notice or information or the Company or any of the Company Subsidiaries giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any of the Company Subsidiaries under any such insurance policies.

            5.14 Material Contracts and Obligations. Schedule 5.14 sets forth a list of all material Contracts (the "MATERIAL CONTRACTS") to which the Company or any of the Company Subsidiaries is a party or by which it is bound, including without limitation (a) each Contract which requires future expenditures by the Company or any of the Company Subsidiaries in excess of $50,000; (b) all items required to be listed in Schedule 5.16(a); (c) any Contract to which any stockholder, officer or director of the Company or any of the Company Subsidiaries, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act) of such Persons is a party; (d) any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other Contract relating to or evidencing Indebtedness; (e) any lease or agreement (other than Intellectual Property and Technology licenses) under which the Company or any of the Company Subsidiaries is lessee of or holds or operates any tangible property, real or personal, owned by any other Person under which payments to such Person exceed $10,000 per annum; (f) any lease or agreement (other than Intellectual Property and Technology licenses) under which the Company or any of the Company Subsidiaries is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company or any of the Company Subsidiaries; (g) any agreement granting any option to purchase assets, or acquire a license, preemptive right, right of first refusal or similar right to any Person; (h) any covenant not to compete or similar restriction on its ability to conduct a business and any standstill agreements; (i) any material Contract with customers or business partners of the Company or any of the Company Subsidiaries; (j) any Contract that contains a "most favored nation" or similar preferential pricing term; and (k) any agreement to register securities under the Securities Act of 1933, as amended (the "Securities Act"). The Company has made available to Parent copies of all of the foregoing Contracts (or written summaries in the case of oral Contracts). All of such Contracts are valid, binding and in full force and effect on the Company. Neither the Company nor any of the Company Subsidiaries is in default under any material provision of any of such Contracts and no other party to any such Contracts is in default under any provision thereof. As of the date hereof, neither the Company nor any of the Company Subsidiaries has received any written communication from any other party to the Contracts listed on Schedule 5.14 stating that such other party has decided or plans to terminate or otherwise discontinue such Contract.

            5.15 Compliance. The Company and each of the Company Subsidiaries has, in all material respects, complied with all Laws and orders applicable to its business and has all material Permits required thereby. There is no term or provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, that has had or would reasonably be expected to have a Company Material Adverse Effect. None of the employees of the Company or any of the Company Subsidiaries is in violation of any contract or covenant (either with the Company or with another entity) relating to employment, patent, other proprietary information disclosure, non-competition, or non-solicitation.

            5.16  Employee Benefits.

            (a) Schedule 5.16(a) sets forth a correct and complete list of all "employee benefit plans" (as defined in Section 3(3) of ERISA), and all other employee benefit plans, programs, agreements, policies, arrangements or payroll practices, including bonus plans, employment, consulting or other compensation agreements with current employees, officers and directors (other than employment offer letters for at-will employment and proprietary information and invention assignment agreements), collective bargaining agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs maintained by the Company or any of the Company Subsidiaries or to which the Company or any of the Company Subsidiaries contributed or is obligated to contribute thereunder for the benefit of any current employees, officers and directors of the Company or any of the Company Subsidiaries or for the benefit of any former employees, officers or directors of the Company or any of the Company Subsidiaries that terminated service (the "EMPLOYEES") (collectively, the "COMPANY PLANS"), maintained by the Company or any of its Affiliates and any trade or business (whether or not incorporated) that is or has ever been under common control, or that is or has ever been treated as a single employer, with any of them under Section 414(b), (c), (m) or (o) of the Code (each, an "ERISA AFFILIATE") or to which the Company or any ERISA Affiliate contributed or has ever been obligated to contribute thereunder. The Company has furnished to Parent true, correct, up-to-date and complete copies of all the Company Plans (or, where oral, written summaries of the material terms thereof) as amended as of the date hereof together with all related documentation and all amendments thereto.

            (b) None of the Company Plans is an "employee pension plan" (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Code (the "TITLE IV PLANS"), or a "multiemployer plan" (as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"), or is or has been subject to Sections 4063 or 4064 of ERISA, and for the six years immediately preceding the Closing Date, neither the Company nor its ERISA Affiliates has maintained, been obligated to contribute to or otherwise incurred an obligation with respect to a Title IV Plan or a Multiemployer Plan.

            (c) The Company Plans have been operated, administered and maintained in all material respects in accordance with their terms and applicable Laws. Each Company Plan intended to be qualified under Section 401(a) of the Code and any related trust thereunder intended to be exempt from Federal income taxation under Section 501(a) of the Code has either (i) applied for a favorable determination letter, prior to the expiration of the requisite remedial amendment period under applicable Treasury Regulations or IRS pronouncements, but has not yet received a response; (ii) obtained at least one favorable determination, notification, advisory and/or opinion letter, as applicable, on which the Company is entitled to rely, as to its qualified status from the IRS; or (iii) still has a remaining period of time to apply for such a determination letter from the IRS and to make any amendments necessary to obtain a favorable determination and nothing has occurred with respect to the operation of such Company Plan that would reasonably be expected to cause the revocation of such most recent determination (if any), or the imposition of any material liability, penalty or tax under ERISA or the Code.

            (d) None of the Company Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidate Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and except at the expense of the participant or the participant's beneficiary. Each of the Company and any ERISA Affiliate which maintains a "group health plan" within the meaning Section 5000(b)(1) of the Code has substantially complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

            (e) Except as set forth on Schedule 5.16(e) or as otherwise contemplated by this Agreement or the transactions contemplated hereby, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any Employee, (ii) increase any benefits otherwise payable under any Company Plan or Title IV Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Company Plan or Title IV Plan.

            (f) (i) Except as set forth in Section 3.1(d) or Schedule 5.16(f)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any Company Plan, employee agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise and including forgiveness of indebtedness), acceleration, vesting, distribution, increase in benefits under any Company Plan or employee arrangement or compensation to any Employee, or obligation to fund compensation or benefits with respect to any Employee. (ii) Except as set forth in Schedule 5.16(f)(ii), no payment or benefit which will or may be made under any Company Plan or Company employee agreement in connection with the consummation of the transactions contemplated hereby by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

            (g) Except as set forth in Schedule 5.16(g), with respect to any Company Plan maintained for Employees outside of the United States (each a "FOREIGN PLAN"): (i) each Foreign Plan and the manner in which it has been administered satisfies all applicable Laws, (ii) all contributions to each Foreign Plan required through the Closing have been and will be made by the Company, (iii) each Foreign Plan is either fully funded (or fully insured) based upon generally accepted local actuarial and accounting practices and procedures or adequate accruals for each Foreign Plan have been made in the Company's financial statements in accordance with GAAP, (iv) there are no pending investigations by any Governmental Body involving any Foreign Plan nor any pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; and (v) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any material liability with respect to any Foreign Plan. Without derogating from the above, the Company's obligations to provide severance pay to its employees are fully funded or have been properly provided for in the Company's financial statements in accordance with GAAP. All other liabilities of the Company relating to its employees (excluding liabilities for illness pay) were properly accrued in the Company's financial statements in accordance with GAAP.

            5.17  Labor and Employment Matters.

            (a)   Except as set forth in Schedule 5.17:

            (i) Neither the Company nor any of its Subsidiaries are a party to or bound by any collective bargaining contract, collective labor agreement or other contract or arrangement with a labor union, trade union or other organization involving any of its employees, or, except for Company Plans and Employee Agreements listed in Schedule 5.16(f) is otherwise required (under any legal requirement, under any contract or otherwise) to provide benefits or working conditions beyond the minimum benefits and working conditions required by law to be provided pursuant to rules and regulations of any jurisdiction in which the Company and its subsidiaries have employees, including without limitation the Histadrut (General Federation of Labor), the Coordinating Bureau of Economic Organization and the Industrialists' Association, and the Company has not been officially apprised that any petition has been filed or proceeding instituted by an employee or group of employees of the Company, or any of its Subsidiaries, with any Governmental Body seeking recognition of a bargaining representative. Except as set forth in Schedule 5.16(f) or (g), neither the Company nor any of its Subsidiaries have or are subject to, and no employee of the Company or any of its Subsidiaries benefits from, any extension order (tzavei harchava) or any contract or arrangement with respect to termination of employment. All of the employees of the Company and its subsidiaries are "at will" employees subject to the termination notice provisions included in employment agreements or applicable Law.

            (ii) (A) To the Company's Knowledge, there is no labor strike, dispute, slow down or stoppage pending or threatened against the Company or any of its Subsidiaries; (B) neither the Company nor any of its subsidiaries has received in the last twenty-four (24) months any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by or on behalf of any of their respective employees which would have a Company Material Adverse Effect; and (C) to the Company's Knowledge there are no pending claims, civil rights charges, suits or drafts of suits with respect to claims made by or on behalf of its employees.

            (iii) All amounts that the Company or any subsidiary is legally or contractually required either (A) to deduct from its employees' salaries or to transfer to such employees' pension or provident, life insurance, incapacity insurance, continuing education fund or other similar fund or (B) to withhold from their employees' salaries and pay to any Governmental Body as required by the Israeli Income Tax Ordinance [New Version] and other applicable laws have, in each case, been duly deducted, transferred, withheld and paid, and neither the Company nor any of its Subsidiaries has any outstanding obligation to make any such deduction, transfer, withholding or payment.

            (iv) The Company is not liable for any material payment to any trust or other fund or to any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            (v) The Company and its Subsidiaries are in compliance with all material Laws and regulations pertaining to the payment of wages and overtime and with all Laws and Orders relating to the employment of labor.

            (b) Schedule 5.17(b)(i) contains a true and complete list as of the date hereof of the employees employed by the Company and it Subsidiaries, indicating the title of and a description of any agreements concerning such employees and a listing of the rate of all current salary and bonus payable by the Company or its Subsidiaries to each employee. The Company has made available to Parent a copy of each employment, consulting or independent contractor agreement, confidentiality/assignment of inventions agreement and/or non-competition agreement entered into with an employee or service provider of the Company or its Subsidiaries. Except as set forth on Schedule 5.17(b)(ii), each such consulting agreement entered into by the Company is in the standard form of consulting agreement previously provided to Parent's counsel. To the Knowledge of the Company, no Key Employee has any plans to terminate employment or service with the Company or its Subsidiaries prior to the Effective Time.

            5.18 Litigation. Except as set forth in Schedule 5.18, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries (or pending or, to the Knowledge of the Company, threatened, against any of the officers, directors or employees of the Company or any of the Company Subsidiaries with respect to their business activities on behalf of the Company), or to which the Company or any of the Company Subsidiaries is otherwise a party before any Governmental Body. Except as set forth on Schedule 5.18, neither the Company nor any Company Subsidiary is subject to any Order (other than Orders of general applicability to the Company's industry or business). Except as set forth on Schedule 5.18, neither the Company nor any Company Subsidiary is engaged in any legal action to recover monies due it or for damages sustained by it.

            5.19 Grants, Incentives and Subsidies. Schedule 5.19 sets forth a complete list of all grants, incentives and subsidies (collectively, "GRANTS") from the Government of the State of Israel or any agency thereof, or from any foreign governmental or administrative agency, granted to any of the Company or the Company Subsidiaries, including (i) "APPROVED ENTERPRISE" from the Investment Center (an "Approved Enterprise") within the definition of the Law for the Encouragement of Capital Investments (1959), as amended, and (ii) grants from the Office of the Chief Scientist (the "OCS"). The Company has delivered to Parent, prior to the date hereof, correct copies of all letters of approval (and other correspondence that evidences changes to the terms of such letters of approval) under which such Grants were granted to the Company or the Company Subsidiaries. Without limiting the generality of the foregoing, Schedule 5.19 includes the aggregate amounts of each Grant, and the aggregate outstanding obligations thereunder of each of the Company or any of the Company Subsidiaries with respect to royalties, or the outstanding amounts to be paid by the OCS to the Company or any Company Subsidiary. Each of the Company and the Company Subsidiaries is in compliance with the terms and conditions of their respective Grants, and except as disclosed in Schedule 5.19, have duly fulfilled all the undertakings relating thereto required to be fulfilled prior to the date hereof. The OCS has not notified the Company or any Company Subsidiary that it intends to revoke or materially modify any of the Grants or that it believes that the Company or the Company Subsidiaries are not in compliance with the terms of any Grant. The Company's research and development activities outside of Israel as presently conduct have not and are not reasonably expected to cause the Company to lose its qualification as an Approved Enterprise or cause any of the Company's income to fail to be eligible for the reduced Tax rates applicable to Approved Enterprises. The consummation of the transactions contemplated herein will not adversely effect the remaining duration of the incentive or Grants, or require any recapture of any previously claimed incentive, and not consent or approval of any governmental authority is required, prior to the consummation of the transactions contemplated herein in order to preserve the entitlement of the Company or its any Subsidiary to any such incentive.

            5.20 Related Party Transactions. Except as set forth in Schedule 5.20, no director or officer of the Company or any of the Company Subsidiaries
(i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any of the Company Subsidiaries, (B) engaged in a business related to the business of the Company or any of the Company Subsidiaries, or (C) a participant in any transaction to which the Company or any of the Company Subsidiaries is a party or (ii) except as set forth in
Schedule 5.20, is a party to any Contract with the Company or any of the Company Subsidiaries.

            5.21 Banks. Schedule 5.21 contains a complete and correct list of the names and locations of all banks in which Company or any Company Subsidiary has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

            5.22 State Takeover Statutes. Neither Section 203 of the DGCL nor any other state takeover or similar statute or regulation is applicable to this Agreement, the Merger, the other transactions contemplated by this Agreement.

            5.23 Financial Advisors. Except as set forth on Schedule 5.23, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

            5.24 Loan Obligation. The aggregate amount of all obligations due by the Company to Silicon Valley Bank, including principal, interest and all fees and expenses is (excluding any legal fees of Silicon Valley Bank payable by the Company) $6,128,406.03 (the "BANK OBLIGATION"), assuming such facility is paid in full and extinguished on December 31, 2006.

            5.25 Note Obligation. The aggregate amount of all obligations due by the Company under the Note Purchase Agreement, dated as of October 18, 2006, by and among the Company and the lenders named therein (the "NOTE PURCHASE AGREEMENT"), including principal, interest and all fees and expenses (excluding any legal fees of such lenders payable by the Company pursuant to the Note Purchase Agreement, not to exceed $10,000) is $1,329,346.85 (the "NOTE Obligation"), assuming that this Agreement is fully executed on or before December 31, 2006 and such obligation is paid in full and extinguished on December 31, 2006.

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
             -------------------------------------------------------

            Parent and Merger Sub represent and warrant to the Company on the date hereof, that:

            6.1 Organization and Good Standing. Each of Parent and Merger Sub is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite entity power and authority to own, lease and operate properties and carry on its business as now conducted. Parent is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect with respect to Parent (a "PARENT MATERIAL ADVERSE EFFECT").

            6.2 Authorization of Agreement. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Parent and/or Merger Sub in connection with the consummation of the transactions contemplated hereby and thereby (the "PARENT DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and each of the Parent Documents have been duly authorized by all necessary corporate action on behalf of Parent and Merger Sub. This Agreement has been, and each Parent Document will be at or prior to the Closing, duly executed and delivered by each of Parent and Merger Sub and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Parent Document when so executed and delivered will constitute, the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            6.3   Conflicts; Consents of Third Parties.

            (a) Except as set forth on Schedule 6.3(a) hereto, neither of the execution and delivery by Parent and Merger Sub of this Agreement and of the Parent Documents, nor the compliance by Parent with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of organization, operating agreement, certificate of incorporation or by-laws of Parent or Merger Sub, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which Parent is a party or by which Parent or its properties or assets are bound or (iii) violate any Law or Order of any Governmental Body by which Parent is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on Parent or the ability of Parent to consummate the transactions contemplated by this Agreement.

            (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Parent and Merger Sub in connection with the execution and delivery of this Agreement or the Parent Documents or the compliance by Parent and Merger Sub with any of the provisions hereof or thereof.

            6.4 Compliance with Laws. Parent, NWL and Merger Sub are, and have been at all times since April 13, 2005, in compliance with all applicable laws, except to the extent that the failure to be in compliance with any such laws has not had, and would not, individually or in the aggregate, reasonably be expected to have, a material adverse effect on the business, assets, operations, financial condition, or results of operations of Parent.

            6.5   Charter Documents; Capitalization.

            (a) Parent has delivered to the Company true, correct and complete copies of its certificate of incorporation (the "CERTIFICATE OF INCORPORATION") (certified by the Delaware Secretary of State) and its bylaws (the "BYLAWS")

(certified by the secretary, assistant secretary or other appropriate officer of Parent), each of the Certificate of Incorporation and the Bylaws as currently in effect.

            (b)   The authorized capital stock of Parent consists of:

            (i) 400,000,000 shares of Parent Common Stock and (ii) 25,000,000 shares of Parent Preferred Stock, par value $0.001 per share. As of December 1, 2006, (i) 82,207,649 shares of Parent Common Stock were issued and outstanding and (ii) no shares of Parent Preferred Stock were issued and outstanding. As of such date, 17,319,249 shares of Parent Common Stock were reserved for issuance, of which 14,873,435 were reserved for issuance upon the exercise of granted and outstanding options under the NextWave Wireless Inc. 2005 Stock Incentive Plan (the "PARENT STOCK PLAN") and warrants upon exercise of the warrants referred to in Schedule 6.5(c) and 2,445,814 were available for future option grants.

All shares of Parent Common Stock deliverable pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights.

            (c) Except as set forth on Schedule 6.5(c), there is no existing option, warrant, call, right or Contract of any character to which Parent is a party requiring, and there are no securities of Parent outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of Parent or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of Parent. Parent is not a party to any voting trust or other Contract with respect to the voting, redemption, registration under the Securities Act, sale, transfer or other disposition of the capital stock or other equity securities of Parent.

            6.6 Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transaction contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Parent owns beneficially and of record all outstanding capital stock of Merger Sub free and clear of any Liens and no other Person holds any capital stock of Merger Sub nor has any rights to acquire any interest in Merger Sub.

            6.7 Financial Statements. At the time they were filed with the Securities and Exchange Commission (the "SEC"), the consolidated financial statements of Parent included in the registration statement on Form S-4 under the Exchange Act, as amended, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as then in effect, had been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole).

            6.8 Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened that are reasonably likely to prohibit or restrain the ability of Parent and Merger Sub to enter into this Agreement or consummate the transactions contemplated hereby or that would otherwise result in a material adverse effect on the business, assets, operations, financial condition, or results of operations of Parent.

            6.9 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for either Parent or Merger Sub in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

            6.10 Financing. Parent has, and will have on the Closing Date, unrestricted cash available to consummate the Merger and perform its obligations hereunder.

            6.11 Disclosure. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in any information statement provided in connection with the Merger (the "INFORMATION STATEMENT") will, at the time the Information Statement is mailed to the stockholders of the Company or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE VII

                            [INTENTIONALLY OMITTED.]
                            ------------------------

                                  ARTICLE VIII

                                    COVENANTS
                                    ---------

            8.1 Access to Information. The Company agrees that, prior to the Effective Time, Parent shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and the Company Subsidiaries and such examination of the books, records and financial condition of the Company and the Company Subsidiaries as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Company shall reasonably cooperate, and shall cause the Company and the Company Subsidiaries to reasonably cooperate, with all such reasonable requests. No investigation by Parent prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or the Company Documents. In order that Parent may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company and the Company Subsidiaries, the Company shall use commercially reasonable efforts to cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and the Company Subsidiaries to cooperate fully with such representatives in connection with such review and examination. The Company consents to Parent contacting such customers as Parent deems necessary in connection with the foregoing and to discuss the Company's standing, performance and condition and issues related to the consummation of the transactions contemplated by this Agreement, provided that the Company is given reasonable advance notice and an opportunity to participate in any such meeting.

            8.2   Conduct of the Business Pending the Closing.

            (a) Except as otherwise contemplated by this Agreement or with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to:

            (i) conduct the respective businesses of the Company and the Company Subsidiaries only in the Ordinary Course of Business;

            (ii) use its commercially reasonable efforts to (A) preserve its present business operations, organization and goodwill of the Company and the Company Subsidiaries and (B) preserve its present relationship with Persons having material business dealings with the Company and the Company Subsidiaries;

            (iii) use its commercially reasonable efforts to maintain (A) all material assets and properties of the Company and the Company Subsidiaries in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of the Company and the Company Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

            (iv) give all required notices of the transactions contemplated by this Agreement and use its commercially reasonable efforts to obtain all third party consents material to the Company's business that are necessary or advisable in order to consummate the transactions contemplated by this Agreement; and

            (v) not take any action which would reasonably be expected to adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; and

            (vi) at the Parent's request, take reasonable steps to terminate any Company Plan that is intended to be qualified under Section 401(a) and (k) of the Code, such plan termination to become effective before the Effective Time.

            (b) Except as otherwise expressly provided in this Agreement or with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company shall not and shall not permit the Company Subsidiaries to:

            (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of the Company Subsidiaries, except in connection with the exercise of repurchase rights or rights of first refusal in favor of the Company with respect to shares issued upon exercise of Company Stock Options;

            (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or any of the Company Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or any of the Company Subsidiaries, except pursuant to obligations existing on the date of this Agreement and previously disclosed to Parent;

            (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or any of the Company Subsidiaries;

            (iv) except in connection for authorizing additional shares of Preferred Stock to enable the conversion of the notes issued pursuant to Section 8.17, amend the certificate of incorporation or by-laws of the Company or any of the Company Subsidiaries;

            (v) except in the Ordinary Course of Business with respect to employees other than officers of the Company, (A) increase the annual level of compensation of any employee of the Company or any of the Company Subsidiaries,
(B) increase the annual level of compensation payable or to become payable by the Company or any of the Company Subsidiaries to any of their respective executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant,
(D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or any of the Company Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any collective bargaining, employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company or any of the Company Subsidiaries is a party or involving a current or former director, officer or employee of the Company or any of the Company Subsidiaries;

            (vi) incur or assume any Indebtedness (other than existing Indebtedness under the Note Obligation or the Bank Obligation);

            (vii) subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be encumbered, any of the properties or assets (whether tangible or intangible), or any shares of capital stock of the Company or any of the Company Subsidiaries;

           (viii) acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the Company and the Company Subsidiaries, including Intellectual Property;

            (ix) enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not invest in, make a loan, material advance or capital contribution to, or otherwise acquire the securities of any other Person, except in connection with the exercise of repurchase rights or rights of first refusal in favor of the Company with respect to shares issued upon exercise of Company Stock Options;

            (x) cancel or compromise any material debt or claim or waive or release any material right of the Company or any of the Company Subsidiaries except in the Ordinary Course of Business;

            (xi) enter into any commitment for capital expenditures of the Company and its Subsidiaries in excess of $50,000 for any individual commitment and $100,000 for all commitments in the aggregate;

            (xii) enter into, modify or terminate any labor or collective bargaining agreement of the Company or any of its Subsidiaries or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company or any of its Subsidiaries;

           (xiii) permit the Company or any of the Company Subsidiaries to enter into any transaction or to enter into, modify or renew any Contract which would be a Material Contract if entered into prior to the date hereof or that would reasonably be expected to have a Material Adverse Effect;

            (xiv) except for transfers of cash pursuant to normal cash management practices in the Ordinary Course of Business, permit the Company or any of the Company Subsidiaries to make any investments in or loans to, or pay any fees or expenses to (other than pursuant to existing Contracts), or enter into or materially modify any Contract with any Affiliate of the Company or any of the Company Subsidiaries, or any director, officer or employee of the Company or any of the Company Subsidiaries;

            (xv) make or revoke any material election in respect of Taxes, change any accounting method in respect of material Taxes, prepare any Tax Return in a manner which is not consistent with past practice with respect to the treatment of items on such Tax Return, file any amendment to a Tax Return that will or may more than immaterially increase the liability of the Company or any Company Subsidiary after the Closing, incur any liability for Taxes other than in the ordinary course of business, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes or surrender any right to claim a refund of Taxes or obtain or enter into any Tax ruling or agreement with any Taxing Authority;

            (xvi) enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Company or any Company Subsidiary to compete with or conduct any business or line of business in any geographic area or enter into, modify, amend or terminate any Contract which if so entered into, modified, amended or terminated would be reasonably be expected to have a Material Adverse Effect;

           (xvii) terminate, amend, restate, supplement or waive any rights under any Material Contract, or Permit that would reasonably be expected to have a Material Adverse Effect;

           (xviii) fail to promptly pay and discharge current liabilities expect where disputed in good faith by appropriate proceedings, or accelerate the collection of any accounts receivable; and

            (xix) agree to do anything prohibited by this Section 8.2.

            8.3 Notice of Changes. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Merger Sub) contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, of Merger Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

            8.4   Reasonable Best Efforts; Regulatory Approvals.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

            (b) In connection with and without limiting Section 8.4(a), each of the Company and its Board of Directors and Parent and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement.

            8.5 Transaction Related Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation or other third-party litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent's prior written consent.

            8.6   No Solicitation by the Company; Etc.

            (a) The Company shall, and the Company shall cause the Company Subsidiaries to, and each shall use its reasonable best efforts to cause its respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "REPRESENTATIVES") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and use reasonable best efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by the Company, the Company Subsidiaries or Representatives. The Company shall not, and shall not permit its Representatives or, the Company Subsidiaries to, directly or indirectly (i) solicit, initiate, knowingly facilitate or encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) other than informing Persons of the existence of the provisions contained in this Section 8.6, participate in any discussions or negotiations with any third party regarding any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company Subsidiaries or Representatives shall be deemed to be a breach of this Section 8.6 by the Company.

            (b) In addition to the other obligations of the Company set forth in this Section 8.6, the Company shall promptly advise Parent, in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall provide Parent with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

            8.7   Indemnification; Insurance.

            (a) Parent will pay for a 7-year run-off director and officer liability insurance policy, effective as of the Closing, for the benefit of the directors and officers of the Company prior to the Closing Date. The run-off policy shall be subject to Parent's reasonable approval and will provide continuing liability coverage, equivalent as to limits, deductibles and other features to the current director and officer liability insurance policy, for claims made against the directors and officers of the Company prior to the Closing Date during the term of the policy following the Closing Date for actions taken by or omitted to be taken by them prior to the Closing Date.

            (b) Notwithstanding Section 8.7(a), all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company's certificate of incorporation, the Company's bylaws or any written indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof), unless otherwise released, shall be assumed by the Surviving Corporation (and its successors and assigns) in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall, following the Closing, continue in full force and effect in accordance with their terms and shall not be amended, repealed or otherwise modified for a period of seven (7) years from the Effective Time in any manner that would adversely affect the rights thereunder of indemnified parties, unless such modification is required by Law.

            8.8 Confidentiality. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement, dated effective as of May 27, 2005, between Parent and the Company (as it may be amended from time to time, the "CONFIDENTIALITY AGREEMENT"), Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

            8.9 Publicity. None of the Company or Parent shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless disclosure is otherwise required by applicable Law, provided that, to the extent required by applicable Law, the party intending to make such release shall use its reasonable best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

            8.10 Transaction Expenses. The Company shall use its commercially reasonable efforts to deliver to Parent, no later than three (3) Business Days prior to the Closing Date, pay-off letters in respect of the Transaction Expenses from any and all third-party service providers to whom payments are required to be made by the Company and the Company Subsidiaries, as the case may be, in connection with the transactions contemplated by this Agreement and from each holder of the Note Obligation. The pay-off letters shall provide that the amounts set forth therein represent payment in full for all fees and expenses payable by the Company and the Company Subsidiaries in connection with the transactions contemplated by this Agreement or in respect of the Note Obligation, as the case may be.

            8.11  Employee Matters.

            (a) Subject to Section 8.16, Parent covenants and agrees that for a period of one year following the Closing, it will not reduce the salary of or make an adverse change in the position held by any of the employees of the Company and the Company Subsidiaries who were employed immediately prior to the Closing; provided, however, that such employees shall continue their employment on an "at-will" basis following the Closing.

            (b) For a period of one year following the Closing, or such longer period of time required by applicable Law, Parent shall cause to be provided to employees of the Company or any of the Company Subsidiaries the Company Plans which are welfare benefit plans or with coverage under other welfare benefit plans substantially comparable in the aggregate to such Company Plans immediately prior to the Closing.

            (c) Parent shall establish an employee retention stock pool consisting of shares of Parent Common Stock for employees of the Company and, as of the Effective Time, having an aggregate value of $5 million (the "EMPLOYEE STOCK BONUS PLAN"), pursuant to the terms of the Employee Stock Bonus Plan, as set forth in Exhibit E.

            8.12  Employee Agreements.

            (a) The Company will use its best efforts to cause Oz Leave, Amir Adler, Ronen Akerman, Roy Kinamon, Sigal Ben-Eliyahu, George Lazar and Yuval Mor and at least 80% of the employees of the Company on the Closing Date to enter into the form of the Non-Competition Agreement set forth as Exhibit D. The Company will not be obligated to offer to any such employee any consideration as an inducement or consideration to enter into the Non-Competition Agreement and will not be obligated to terminate the employment of any employee who declines to execute the Non-Competition Agreement.

            (b) The Company will use its best efforts to cause each employee whose employment with the Company is terminated to execute the form Termination Certificate attached as Exhibit C to the Company's form of Proprietary Information and Invention Assignment Agreement previously provided to Parent.

            8.13 Options and Warrants. The Board of Directors of the Company shall make such amendments and adjustments to, or make such determinations with respect to, the Company Stock Options and the Company Warrants as are necessary to implement the provisions of Section 3.1(d) and 3.1(e), respectively. Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not following the Effective Time, be bound by any options, stock appreciation rights, warrants or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof. Prior to the Effective Time, the Company shall take all actions necessary to (i) terminate the Go Networks, Inc. 2003 Stock Plan, such termination to be effective at or before the Effective Time and (ii) obtain cancellation agreements from all holders of any Company Warrants to effect the cancellation of such warrants, such cancellation to be effective at or before the Effective Time.

            8.14 Assumption of Certain Payment Obligations. At the Effective Time, Parent shall (i) (A) assume and be liable for the repayment of amounts under the Bank Obligation according to the terms thereof, and (B) pay in full the outstanding obligations due under the Note Obligation, according to the terms thereof.

            8.15  Private Placement and S-3 Registration.

            (a) The offer and sale of the Stock Consideration hereunder shall be made in reliance on and in compliance with the exemption from registration requirements of Section 5 of the Securities Act set forth under Regulations D and S promulgated under the Securities Act, and Parent and the Company shall use all commercially reasonable efforts to perfect such exemption. Parent shall use all commercially reasonable efforts to file under the Securities Act prior to the eight month anniversary of the Closing Date a registration statement, a "shelf" registration statement, on Form S-3, or, if Parent is ineligible to use a Form S-3 registration statement by such date, on Form S-1, providing for the registration of, and the sale on a continuous or delayed basis by the Company Stockholders of, the shares payable in respect of the Stock Consideration pursuant to Rule 415 or any similar rule that may be adopted by the SEC (such filing, the "SHELF REGISTRATION" and such registration statement, the "SHELF REGISTRATION STATEMENT").

            (i) The Parent shall (x) use all commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective no later than the date on which any Milestone 1 Shares are payable under this Agreement ; (y) use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that (A) it is available for resales by the holders of Stock Consideration entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the SEC promulgated thereunder as announced from time to time for a period (the "EFFECTIVENESS PERIOD") of:

                  (A) two years following the last date of original issuance of Stock Consideration; or

                  (B)   such  shorter  period that will  terminate  when
                        (x) all of the holders of Stock Consideration are able to sell all Stock Consideration immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, (y) when all Stock Consideration have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or
                        (z) all Stock Consideration registered under the Shelf Registration Statement have been sold.

            (b) Upon the occurrence of any event that would cause the Shelf Registration Statement or any prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus ("PROSPECTUS") to (A) contain a material misstatement or omission or (B) not be effective and usable for resale of Stock Consideration during the Effectiveness Period, the Parent shall file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause any such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.

            (c) Notwithstanding anything to the contrary in this Section 8.15, Parent may suspend or delay the effectiveness of the Shelf Registration Statement by written notice to the holders of Stock Consideration for a period not to exceed (A) 30 consecutive days at any one time, (B) 45 days in any 3 month period or (C) 90 days in the aggregate during any 12-month period (each such period, a "SUSPENSION PERIOD"):

                  (x) if an event occurs and is continuing as a result of which the Shelf Registration Statement would, in Parent's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                  (y) for valid business reasons (other than the avoidance of its obligations hereunder), including a potential material acquisition, divestiture of assets or other material corporate transaction.

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



            8.16 Funding of Operations. From and after the Effective Time, NextWave shall fund the operations of the Surviving Corporation in the amount of $1.25 million per month until such time as an 18 month budget is approved by the Board of Directors of the Surviving Corporation, and thereafter in accordance with the funding requirements and timeframes set forth in such budget until the 18 month anniversary of the Closing Date. NextWave shall assume the obligations of the Company under the Bank Obligation as of the Effective Time.

            8.17 Board of Director. Until the 18 month anniversary of the Closing Date, Eric Benhamou and Oz Leave shall not be removed from the Board of Directors of the Surviving Corporation without Cause. For purposes of this
Section 8.17, Cause shall include, with respect to Oz Leave, the termination of his employment with the Surviving Corporation, and with respect to Eric Benhamou, any conflict of interest he may have with the Surviving Corporation.

            8.18 Anti-Money Laundering Information. Parent and each of the major stockholders of Parent shall deliver to Apax Partners, on or prior to the Closing Date, all information and certifications reasonably necessary or desirable for Apax Partners to comply, as determined by Apax Partners in its reasonable discretion, with applicable anti-money laundering regulations.

            8.19 Bridge Loan. Promptly following the date hereof, the Company shall file with the Secretary of State of Delaware an amendment to its certificate of incorporation increasing the number of shares of its authorized Series A Preferred Stock to 42,100,000. Promptly thereafter, Parent shall pay $750,000 to the Company and the Company shall issue Parent a note for the principal sum of $750,000 to fund the Company's operation, in substantially the form attached hereto as Exhibit H. In addition, in the event the Effective Time has not occurred by the thirtieth (30th) day following the date hereof and this Agreement has not been terminated, then on the thirty-first (31st) day following the date hereof (or if such day is not a Business Day, then the first Business Day thereafter) Parent shall pay $750,000 to the Company and the Company shall issue Parent a note for such additional principal sum of $750,000 to fund the Company's operation, in substantially the form attached hereto as Exhibit H. In addition, in the event the Effective Time has not occurred by the sixtieth
(60th) day following the date hereof and this Agreement has not been terminated, then on the sixty-first (61st) day following the date hereof (or if such day is not a Business Day, then the first Business Day thereafter) Parent shall pay $750,000 to the Company and the Company shall issue Parent a note for such additional principal sum of $750,000 to fund the Company's operation, in substantially the form attached hereto as Exhibit H.

            8.20 Stockholder Consents. The Company shall use its commercially reasonable efforts to obtain from each Company Stockholder (i) such Company Stockholder's irrevocable written consents to the Merger, (ii) representations of such Company Stockholder in the form previously provided by Parent with respect to the investment decision made in connection with the Merger and (iii)


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



a waiver of such Company Stockholder's right to appraisal of his or her shares under Section 262 of the DGCL.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING
                              ---------------------

            9.1 Conditions Precedent to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Parent and Merger Sub in whole or in part to the extent permitted by applicable Law):

            (a) the representations and warranties of the Company shall be true and correct (without giving effect to any limitations as to materiality) as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), except where the failure of the representations and warranties to be true and correct, individually or in the aggregate, has not been, and would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as whole;

            (b) the representations and warranties of the Company contained in Sections 5.4, 5.24 and 5.25 are true and correct in all respects as of the Closing, provided that the Bank Obligation and the Note Obligation may increase to reflect accrued interest on the terms previously disclosed to Parent;

            (c) the Company shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date, and Parent shall have received copies of such corporate resolutions and other documents evidencing the performance thereof as Parent may reasonably request;

            (d) there shall not have been any Company Material Adverse Effect since the date of this Agreement;

            (e) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

            (f) Parent shall have received a certificate signed by the Chief Executive Officer of the Company, in form and substance reasonably satisfactory to Parent, dated the Closing Date, to the effect that each of the conditions specified above in Sections 9.1(a)-(c) have been satisfied in all respects;

            (g) Parent shall have received a certification from the Company on behalf of the Company Stockholders, dated no more than 30 days prior to the Closing Date and signed by a responsible corporate officer of the Company, that the Company is not, and has not been at any time during the five years preceding the date of such certification, a United States real property holding company, as defined in Section 897(c)(2) of the Code.

            (h) the Company shall have obtained all consents, waivers and approvals from Silicon Valley Bank as required to effectuate the transactions contemplated by this Agreement;

            (i) the Stockholder Consents shall be in full force and effect and shall be valid and effective under Section 228 of the DGCL;

            (j) Parent shall have received written resignations of each of the directors of the Company;

            (k) each officer and director of the Company, except Gideon Ben Efraim, and each holder of issued and outstanding shares of Preferred Stock immediately prior to the Effective Time before giving effect to the Preferred Stock Conversion shall have duly entered into, executed and delivered to Parent the release agreement, substantially in the form attached hereto as Exhibit C;

            (l) the Non-Competition Agreement, substantially in the form attached hereto as Exhibit D, shall have been entered into by Oz Leave, Amir Adler, Ronen Akerman, Roy Kinamon, Sigal Ben-Eliyahu, George Lazar and Yuval Mor and at least 80% of the employees of the Company on the Closing Date, and such agreements shall remain in full force and effect;

            (m) Parent, the Escrow Agent and the Stockholder Representative shall have duly entered into, executed and delivered to the other party thereto the Escrow Agreement, substantially in the form of Exhibit A (with such changes as may be required by the Escrow Agent);

            (n) the Go Networks, Inc. 2003 Stock Plan shall have been terminated and each holder of a Company Stock Option shall have either exercised such option or such option shall be cancelled and null and void under its terms or the terms of the plan pursuant to which it was granted. Each Company Warrant shall have been exercised or the holder thereof shall have delivered to the Company an instrument canceling such warrant in form and substance satisfactory to Parent or such warrant shall have expired by its own terms;

            (o) the Company shall have delivered, or caused to be delivered, to Parent certificates of good standing as of a recent date with respect to the Company issued by the Secretary of State of the State of Delaware and for each state in which the Company is qualified to do business as a foreign corporation;

            (p) The Company shall have adopted the Stock Bonus Plan attached hereto as Exhibit E and shall make awards thereunder but only to the extent that such awards do not result in an "excess parachute payment" as defined in Section 280G of the Code as a result of the transactions contemplated hereby;

            (q) The approval of the Israel Securities Authority to the offering of the Milestone Shares pursuant to the Go Employee Stock Bonus Plan; and

            (r) Parent shall have received a certification from the Company, signed by a responsible corporate officer of the Company, certifying that the Key Employees continue to be employed by the Company as of the Closing Date.

            9.2 Conditions Precedent to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable Law):

            (a) the representations and warranties of Parent shall be true and correct (without giving effect to any limitations as to materiality) as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), except where the failure of the representations and warranties to be true and correct, individually or in the aggregate, has not been, and would not reasonably be expected to be, material to Parent and its Subsidiaries, taken as a whole;

            (b) Parent shall have performed and complied in all respects with all obligations and agreements required by this Agreement to be performed or complied with by Parent on or prior to the Closing Date;

            (c) Oz Leave and Eric Benhamou shall be elected as directors of Merger Sub;

            (d) Oz Leave shall be offered continued employment to serve as Chief Executive Officer of the Company based in the Tel Aviv office and a compensation and benefits package, including stock options, that is consistent with the compensation package offered to the executive officers of Parent; and

            (e) The Company shall have adopted the Stock Bonus Plan attached hereto as Exhibit E and shall make awards thereunder but only to the extent that such awards do not result in an "excess parachute payment" as defined in Section 280G of the Code as a result of the transactions contemplated hereby.



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



                                   ARTICLE X

                                 INDEMNIFICATION
                                 ---------------

            10.1 Survival of Representations and Warranties. (a) The representa-tions and warranties of the Company contained in this Agreement shall survive the Closing until 5:00 p.m. EST on the nine month anniversary of the Closing Date (the "EXPIRATION DATE"). Any claim for a Loss asserted in good faith on or prior to the Expiration Date which sets forth in a written notice in reasonable detail (based on the facts then available) the nature and estimated scope of such claim will be timely made for purposes hereof. Any claim for indemnification with respect to any of such matters that is not asserted by notice to the other party on or prior to the Expiration Date may not be pursued and is hereby irrevocably waived after such time.

            (b) All covenants and agreements made by the parties to this Agreement which contemplate performance following the Closing Date shall survive the Closing Date in accordance with their terms. All covenants and agreements that contemplate performance prior to the Closing Date shall not survive the Closing Date; provided, however, that if any such covenant or agreement is breached on or prior to the Closing Date, the non-breaching party shall retain all rights and remedies hereunder with respect to such breach following the Closing Date.

            10.2 Indemnification. Until the Expiration Date (except as provided in Section 10.3(b)) and subject to the provisions of this Article X, the Escrow Fund shall be available as the exclusive remedy to indemnify, defend and hold harmless Parent, the Surviving Corporation, and their respective subsidiaries, directors, officers, employees, consultants, independent contractors, agents and representatives (the "PARENT INDEMNIFIED PARTIES") from and against any and all Losses (irrespective of whether or not such Losses arise out of or in connection with a third party claim) to the extent, but only to the extent, relating to, resulting from or arising out of:

            (a) any failure of the representations and warranties made by the Company set forth in this Agreement or in any Company Document to be true and correct;

            (b) any breach of any covenant or other agreement on the part of the Company under this Agreement or any Company Document;

            (c) the termination of employment of Gideon Ben-Efraim ("BEN-EFRAIM") as Chief Executive Officer and President of the Company, the breach by Ben-Efraim or any of his successors or assigns or, prior to the Effective Time, the Company or any Subsidiary of the Company, of any agreement relating to the employment of Ben-Efraim (including, without limitation, the Go Networks, Inc. At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, the Go Networks, Inc. Executive Employment and Change of Control Agreement dated as of November 1, 2003 and the Restricted Stock Purchase Agreement, dated January 22, 2004), the employment of Ben-Efraim or any action taken by Ben-Efraim while employed by the Company; or

            (d)   any Tax Losses.

such foregoing Losses being referred to herein as "PARENT INDEMNIFIABLE LOSSES;" provided, however, that, (x) the Parent Indemnified Parties may not recover any amount for Parent Indemnifiable Losses arising from the inaccuracies of, or breaches of, the representations or warranties contained herein unless and until the aggregate amount of all Parent Indemnifiable Losses exceeds $100,000 (the "DEDUCTIBLE"), and only with respect to such amounts in excess of the Deductible and (y) subject to last sentence of Section 10.3(a), the sole recourse for Parent Indemnifiable Losses for which the Parent Indemnified Parties shall be entitled to indemnification shall be to the Escrow Fund. For purposes of calculating Losses hereunder, after a breach or failure by the Company referred to in Section 10.2(a) or (b) has been established, any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be ignored for purposes of determining the amount of the Loss.

            10.3  Escrow Arrangements.

            (a) Escrow Fund. The Escrow Amount shall be available to compensate the Parent Indemnified Parties for any claims by such parties for any Losses incurred or sustained by them and for which they are entitled to recovery under this Article X. The parties hereby acknowledge and agree that the Escrow Account shall be treated as owned by the Parent and not received by the Company Stockholders in accordance with United States Proposed Treasury Regulation
Section 1.468B-8, and all parties hereto will file all Tax Returns consistent with such treatment (unless otherwise required by Law) and that they will use their reasonable best efforts to cause the Escrow Amount to be treated as an installment obligation for purposes of Section 453 of the Code. In addition, notwithstanding anything in this Agreement to the contrary, following the Expiration Date, Parent shall offset any Losses relating to, resulting from or arising out of any of the matters described in Section 10.2(c) against the Milestone 1 or Milestone 2 Shares payable by Parent to the Company Stockholders under Section 3.1(c), thereby reducing the amount otherwise payable to the Company Stockholders by the amount of such Loss; provided, however, Parent shall not offset any Loss against any Milestone 1 or Milestone 2 Shares previously distributed to Company Stockholders pursuant to Section 3.2.

            (b) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence as of the Closing and shall terminate at 5:00 p.m., local time, on the Expiration Date (the "ESCROW PERIOD") and will be distributed to the Company Stockholders; provided, however, that the Escrow Period shall not terminate with respect to 100% of the amount of any unsatisfied claims specified in any Officer's Certificate delivered in good faith to the Escrow Agent prior to the Expiration Date with respect to facts and circumstances existing prior to the Expiration Date (each, an "UNRESOLVED CLAIM"). As soon as all such claims have been resolved the Escrow Agent shall deliver to the Paying Agent, on behalf of the applicable Company Stockholders, the remaining portion of the Escrow Amount, if any, not required to satisfy such Unresolved Claims. For the purposes hereof, "OFFICER'S CERTIFICATE" shall mean a certificate signed by any officer of Parent and delivered to the Escrow Agent and the Stockholder Representative: (1) stating that Parent has paid, incurred, sustained or accrued, or reasonably anticipates that it will have to pay, incur, sustain or accrue Losses, (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, incurred, sustained or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, and (3) the amount of cash to be delivered to Parent in compensation for such Losses.

            (c) Claims for Indemnification. Upon receipt by the Escrow Agent at any time on or before the Expiration Date of an Officer's Certificate, the Escrow Agent shall, subject to the provisions of Section 10.3(d), deliver to Parent, as promptly as practicable, an amount of cash from the Escrow Fund equal to the amount of Losses set forth in such Officer's Certificate; provided, however, that to the extent an Officer's Certificate alleges only the basis for anticipated Losses, no amount shall be distributed until such Losses are actually paid, incurred or sustained. If the Stockholder Representative does not object in writing within the 30-day period set forth in Section 10.3(d) after delivery by Parent of the Officer's Certificate to the Stockholder Representative, such failure to so object shall constitute an irrevocable acknowledgment by the Stockholder Representative on behalf of the Company Stockholders that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate; provided, however, that to the extent an Officer's Certificate alleges only the basis for anticipated Losses, no amount shall be distributed until such Losses are actually paid, incurred or substantiated (notwithstanding the Stockholder Representative's failure to object in writing).

            (d) Objections to Claims against the Escrow Fund. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any portion of the Escrow Amount pursuant to Section 10.3(c) unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30)-day period, the Escrow Agent shall make payment pursuant to
Section 10.3(c), provided that no such payment may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30)-day period.

            (e)   Resolution of Conflicts; Arbitration.

            (i) If the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses from the Escrow Fund within thirty (30) days after delivery of such Officer's Certificate, then the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.

            (ii) If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of an Officer's Certificate, either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty
(30)-day period, Parent and the Stockholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If one party but not the other fails to select an arbitrator during this fifteen
(15)-day period, then the parties agree that the arbitration will be conducted by the one arbitrator selected by the party which has made such a selection.

            (iii) Any such arbitration shall be held in San Diego, California, under the rules and procedures then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent shall be entitled to rely on, and make distributions from the Escrow Fund in accordance with, the terms of such award, judgment, decree or order as applicable. Within ten (10) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party. The Stockholder Representative shall be entitled to pay such amounts from the Stockholder Representative Reserve.

            (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The foregoing arbitration provision shall apply to any dispute between the Stockholder Representative and the Parent Indemnified Party under this Article X, whether relating to claims upon the Escrow Fund or to the other indemnification obligations set forth in this
Article X.

            (f)   Third-Party Claims.

            (i) In the event Parent becomes aware of a third-party claim which Parent reasonably believes may result in a demand against the Escrow Fund, Parent shall notify the Stockholder Representative in writing of such claim. The Stockholder Representative shall have the right to elect to assume the defense of such claim unless (x) the Losses arising from such claim may reasonably be expected to exceed the Escrow Amount, (based solely on the damages alleged by the third party, if any damages are alleged) or (y) the claim seeks relief which would limit or otherwise adversely affect the conduct of business by the Company. Failure by the Stockholder Representative to notify Parent of its election to assume the defense of any such claim or litigation by a third party within ten (10) days after notice thereof has been given to the Stockholder Representative shall be deemed a waiver by the Stockholder Representative of its right to assume the defense of such claim or litigation, and the Parent shall have the right to retain its own counsel, without prejudice to its right of indemnification under this Agreement. All claims for legal fees and expenses or other Losses against the Escrow Fund for which Parent is entitled to indemnification pursuant to this Section 10.3(f) shall be subject to the claims processing and dispute procedures set forth in this Section 10.3.

            (ii) The Stockholder Representative, if he is entitled to and does assume the defense, shall retain counsel reasonably satisfactory to Parent to defend such claim and shall pay the fees and disbursements of such counsel with regard thereto. If the Stockholder Representative elects to assume the defense, the obligations under Article X of this Agreement shall include taking all steps necessary in the investigation, defense or settlement of such claim or litigation (including the retention of legal counsel) and holding Parent harmless from and against any and all Losses caused by or arising out of any settlement approved by the Stockholder Representative or any judgment in connection with such claim or litigation; provided, however, that (x) the Stockholder Representative shall first consult with Parent regarding such settlement, (y) no settlement may be made by the Stockholder Representative without the consent in writing of Parent, unless such settlement (i) releases Parent from any liability in respect thereof, (ii) does not include any admission of culpability on the part of Parent and (iii) does not impose an injunction or other equitable relief upon Parent, the Company or the Company Subsidiaries or otherwise impose affirmative or negative covenants on Parent, the Company or the Company Subsidiaries and (z) the Stockholder Representative shall not enter into any settlement with respect to Taxes without Parent's consent, which shall not be unreasonably withheld. If the Stockholder Representative elects to assume the defense, the Stockholder Representative shall permit Parent to participate in such defense or settlement through separate counsel chosen by Parent, with the fees and expenses of such separate counsel borne by Parent; provided, however, that in the event Parent shall conclude (upon the advice of counsel) that there may be legal defenses or rights available to it which are different from, in actual conflict with, or additional to those available to the Stockholder Representative, Parent shall be entitled to select separate counsel to act on its behalf and the Stockholder Representative shall pay the reasonable separate counsel fees and other reasonable expenses related thereto and, such fees and expenses will be paid from the Escrow Fund. In the event that the Stockholder Representative has consented in writing to any settlement, the Company Stockholders shall have no power or authority to object under any provision of this Article X to any claim for an amount less than or equal to the amount of such settlement by Parent against the Escrow Fund with respect to such settlement.

            (iii) Parent, if Parent is entitled to and does assume the defense, shall retain counsel reasonably satisfactory to the Stockholder Representative to defend such claim and shall pay the fees and disbursements of such counsel with regard thereto. If Parent elects to assume the defense, the obligations under Article X of this Agreement shall include taking all steps necessary in the investigation, defense or settlement of such claim or litigation (including the retention of legal counsel) and holding the Stockholder Representative harmless from and against any and all Losses caused by or arising out of any settlement approved by the Parent or any judgment in connection with such claim or litigation; provided, however, that Parent shall first consult with the Stockholder Representative regarding such settlement. If Parent elects to assume such third-party claim or litigation, Parent shall permit the Stockholder Representative to participate in such defense or settlement through separate counsel chosen by the Stockholder Representative, with the fees and expenses of such separate counsel borne by such the Stockholder Representative; provided, however, that in the event the Stockholder Representative shall conclude (upon the advice of counsel) that there may be legal defenses or rights available to it which are different from, in actual conflict with, or additional to those available to Parent, the Stockholder Representative shall be entitled to select separate counsel to act on its behalf and the Stockholder Representative shall pay the reasonable separate counsel fees and other reasonable expenses related thereto and, such fees and expenses will be paid from the Escrow Fund. In the event the Company becomes aware of a third-party claim for which the Company reasonably believes it may be indemnified by Parent pursuant to Section 10.2 hereof, the Company shall notify Parent in writing of such claim and Parent shall assume the defense, including all costs and expenses associated therewith, of such claim.

            (g) The failure of the indemnified party to give reasonably prompt notice of any indemnification claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

            10.4  Exclusive Remedy. Except as provided in the last sentence of
Section 10.3(a) and this Section 10.4, from and after the Effective Time, resort to indemnification pursuant to this Article X and the Escrow Fund shall be the exclusive right and remedy of Parent Indemnified Parties for any Loss arising out of or related to any breach of this Agreement or to the transactions contemplated by this Agreement. Except for claims for equitable relief and claims with respect to fraud solely against the Person or Persons committing or alleged to have committed such fraud and subject to the last sentence of Section 10.3(a), recovery from the Escrow Fund shall be the sole and exclusive remedy of the Parent Indemnified Parties for any breach of any provision of this Agreement or any matter that is otherwise indemnifiable hereunder if the Merger contemplated hereby is consummated.

            10.5  Tax Losses.

            (a) For purposes of this Agreement, "TAX LOSSES" means any and all Losses attributable to Taxes (or the non-payment thereof) of the Company and the Company Subsidiaries for all Pre-Closing Tax Periods (including the portion of any Straddle Period attributable to the Pre-Closing Tax Period); provided, however, Tax Losses shall not include any amounts clearly reflected as an accrual for current Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the Balance Sheet.

            (b) For purposes of allocating income, gain, deductions and losses attributable to the period up to and including the Effective Time for a Straddle Period, (i) real, personal and intangible property Taxes shall be allocated on a per diem basis, (ii) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, will be apportioned ratably between such periods on a per diem basis and (iii) other Taxes (including income taxes and taxes in lieu of income taxes to the extent not governed by clause (ii)), shall be allocated based on a closing of the books as of the close of business on the Closing Date (including, without limitation, a closing of the books on the Closing Date for purposes of allocating income, gain, deductions and losses attributable to the Company).

            (c) For purposes of determining the failure of any representation or warranty in Section 5.10 to be true and correct, in calculating any Losses thereunder as a result thereof any materiality, Material Adverse Effect, Knowledge, or scheduled disclosure qualifier shall be disregarded.

            10.6 Tax Treatment of Indemnity Payments. The Company and Parent agree to treat any indemnity payment made pursuant to this Article X as an adjustment to the Common Stock Merger Consideration for federal, state, local and foreign income tax purposes unless a contrary treatment is required under applicable Law.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

            11.1  Stockholder Representative.

            (a) Upon the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby by the Company Stockholders and


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



without further act of any Company Stockholder, Nechemia J. Peres (the "STOCKHOLDER REPRESENTATIVE") shall be appointed as the Stockholder Representative hereunder to give and receive notices and communications, to authorize payment to any Parent Indemnified Party from the Escrow Fund in satisfaction of claims and Losses by a Parent Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims or Losses, to receive payments on behalf of the Company Stockholders due and owing pursuant to this Agreement and acknowledge receipt thereof, to waive any breach or default of Parent or Merger Sub under this Agreement following the Effective Time, to calculate the Aggregate Consideration Spreadsheet, to receive service of process on behalf of the Company Stockholders in connection with any claims under this Agreement or any related document or instrument, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement; provided, however that such agency shall apply only to matters affecting all or most of the Company Stockholders and any matter that affects only an individual Company Stockholder shall be addressed by Parent and such Company Stockholder. Such agency may be changed by the Company Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. A vacancy in the position of Stockholder Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Company Stockholders.

            (b) Except for intentional fraud, the Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative. Pursuant to the following sentence, and to the fullest extent permitted by applicable Law, the Company Stockholders shall be, severally based on such Company Stockholder's Pro Rata Portion of the Common Stock Merger Consideration and not jointly, obligated to indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative. At the time of distribution pursuant to Section 10.3(c) to the Company Stockholders of any proceeds remaining in the Escrow Fund, the Stockholder Representative shall be entitled to deduct and withhold from such income and gains included in such distribution to pay and reimburse fees and expenses of third parties incurred or expected to be incurred in connection with its role as Stockholder Representative pursuant to this


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



Agreement to the extent that the Stockholder Representative Reserve would be insufficient to pay and reimburse fees and expenses of third parties.

            (c) The grant of authority provided for in this Section 11.1 (i) is coupled with an interest and is being granted, in part, as an inducement to Parent and Merger Sub to enter into this Agreement and the Escrow Agreement, and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of the Company or any Company Stockholder shall be binding on any successor thereto and (ii) shall survive the delivery of an assignment by any Company Stockholder of the whole or any fraction of his, her or its interest in the Escrow Fund.

            (d) In connection with the performance of its obligations hereunder and under the Escrow Agreement, the Stockholder Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Company Stockholders (as contemplated by Section 11.1(b), attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, and maintain such records, as the Stockholder Representative may deem necessary or desirable and incur other out-of-pocket expenses related to performing its services hereunder.

            (e) In dealing with this Agreement, the Escrow Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholder Representative hereunder or thereunder, (i) the Stockholder Representative and its agents, counsel, accountants and other representatives shall not assume any, and shall incur no, responsibility whatsoever (in each case, to the extent permitted by applicable Law) to the Company Stockholders, Parent or the Surviving Corporation by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement, the Escrow Agreement or any such other agreement, instrument or document other than with respect to intentional fraud of the Stockholder Representative, and
(ii) the Stockholder Representative shall be entitled to rely in good faith on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholder Representative pursuant to such advice shall in no event subject the Stockholder Representative to liability to the Company Stockholders, Parent or the Surviving Corporation.

            (f) All of the immunities and powers granted to the Stockholder Representative under this Agreement shall survive the Closing and/or any termination of this Agreement and the Escrow Agreement.

            (g) A decision, act, consent or instruction of the Stockholder Representative, including an extension or waiver of this Agreement pursuant to
Article IV or Section 11.6, as applicable, shall constitute a decision of the Company Stockholders and holders of Company Stock Options and shall be final, binding and conclusive upon the Company Stockholders; and the Escrow Agent,


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



Parent and the Surviving Corporation may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Company Stockholders. The Escrow Agent, Parent and the Surviving Corporation are hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

            (h) The Stockholder Representative has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Stockholder Representative in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "STOCKHOLDER REPRESENTATIVE DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Stockholder Representative Documents, the performance of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required action on the part of the Stockholder Representative. This Agreement has been, and each of the Stockholder Representative Documents will be at or prior to the Closing, duly and validly executed and delivered by the Stockholder Representative and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Stockholder Representative Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Stockholder Representative enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            11.2 Specific Performance. The Company and Parent acknowledge and agree that the breach of this Agreement by the other party would cause irreparable damage to Parent or the Company, as the case may be, and that Parent or the Company, as the case may be, will not have an adequate remedy at law. Therefore, the obligations of the Company and the obligations of Parent under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.





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



            11.3  Submission to Jurisdiction; Consent to Service of Process.

            (a) Except for matters governed by Section 10.3(f), the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 11.7.

            11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state; provided, however, that the Merger shall be governed by the DGCL.

            11.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Sections 8.7, and
Article X, are not intended to confer upon any Person other than the parties hereto any rights or remedies.

            11.6 Amendment and Waivers. This Agreement may be amended, supplemented or changed by the parties hereto; provided, however, that there shall be made no amendment that by Law requires further approval by the Company Stockholders without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A termination of this Agreement pursuant to

Section 4.1 or an amendment or waiver of this Agreement shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

            11.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

            If to the Company, to

            With a copy to:

            Gunderson Dettmer Stough
            Villeneuve Franklin & Hachigian, LLP
            11682 El Camino Real, Suite 100
            San Diego, California 92130
            Facsimile:  (877) 880-0683
            Attention:  Ilan Lovinsky

            If to the Stockholder Representative, to:

            Nechemia J. Peres
            c/o Pitango Venture Capital
            11 HaMenofim St. Bldg. B
            Herzliya 46725, Israel

            If to Parent or Merger Sub, to:

            NextWave Wireless Inc.
            75 Holly Hill Drive, Suite, 200
            Greenwich, CT  06830
            Facsimile:  (203) 742-2560
            Attention:  Frank A. Cassou, Esq.

            With a copy to:

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, NY  10153
            Facsimile:  (212) 310-8007
            Attention:  Marita A. Makinen, Esq.



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



            11.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            11.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                 **REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    NEXTWAVE WIRELESS INC.


                                    By:  /s/  Frank Cassou
                                       -------------------------------------
                                       Name:  Frank Cassou
                                       Title: EVP, Chief Legal Counsel


                                    GO ACQUISITION CORP.


                                    By:  /s/  Frank Cassou
                                       -------------------------------------
                                       Name:  Frank Cassou
                                       Title: Executive Vice President


                                    GO NETWORKS, INC.


                                    By:  /s/  Ben-Efraim
                                       -------------------------------------
                                       Name:   Ben-Efraim
                                       Title:  CEO


                                    NECHEMIA J. PERES


                                         /s/  NECHEMIA J. PERES
                                    ----------------------------------------
                                    Stockholder Representative